UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

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Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
ASTRONOVA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AstroNova®

AstroNova
2025 Proxy Statement

Notice of 2025 Annual Meeting

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LETTER FROM OUR EXECUTIVE CHAIRMAN OF THE BOARD

Dear Fellow Shareholders,

It is a pleasure to invite you to AstroNova’s 2025 Annual Meeting of Shareholders which will be held virtually on Tuesday, December 2, 2025, at 9:00 a.m. Eastern Standard Time.

At the end of June this year, your Board of Directors exercised its most important responsibility and made changes to the Company’s leadership. Jorik Ittmann was subsequently appointed President and CEO on August 15, 2025, and in a short time, has brought energy, excitement and an intense focus on our customers, our employees and our shareholders. As he has noted, we have a good amount of work in front of us to restore our Product Identification segment to a market position comparable to that earned and held by our Aerospace segment under the leadership of Tom Carll. Yet, despite our many operating and financial challenges, I am confident Jorik and Padraig Finn, Senior Vice President and leader of our Product Identification segment, complemented by the steady hand of Tom DeByle, our Chief Financial Officer, will do just that.

The Board of Directors has been refreshed as well. I have the privilege of serving as Executive Chairman effective as of August 15, 2025, and, in addition to Jorik having joined the Board, we have added Shawn Kravetz as an independent Director.

Your vote is important to us. I encourage you to read our Proxy Statement, Annual Report and the voting instructions on the pages that follow so your shares are represented at the meeting. These materials are available at https://web.viewproxy.com/ALOT/2025 where you can also register to attend the Annual Meeting.

Thank you for your ongoing support of and continued interest in AstroNova, Inc.

Warmest regards,

Darius G. Nevin

Executive Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS December 2, 2025	AstroNova, Inc. 600 East Greenwich Avenue West Warwick, Rhode Island 02893

To the Shareholders of AstroNova, Inc.:

Notice is hereby given that the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of AstroNova, Inc. (the “Company,” “we” or “our”) will be held by means of remote communication on Tuesday, December 2, 2025, beginning at 9:00 a.m., Eastern Standard Time for the following purposes:

(1)	To consider and vote upon the election of seven directors to serve until the next annual meeting of shareholders or until their successors are elected and have qualified;

(2)	To conduct a non-binding, advisory vote to approve the Company’s executive compensation;

(3)	To consider and vote upon a non-binding, advisory “say on frequency” proposal on the frequency of future shareholder advisory votes on executive compensation;

(4)	To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026; and

(5)	To transact such other business as may properly come before the meeting.

The close of business on October 13, 2025 has been fixed as the record date for determining shareholders entitled to attend or vote at the Annual Meeting or any adjournment thereof.

You may vote on these matters at the Annual Meeting or by proxy. For instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, in the section titled “How to Vote” in this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card. If you attend the meeting virtually, you may withdraw your proxy, or Internet or telephone vote, and vote online during the meeting.

The Company originally furnished a Notice of Meeting and Proxy Statement (the “Original Proxy Statement”) relating to the annual meeting to shareholders on May 19, 2025. Since the date on which the Original Proxy Statement was mailed, there have been a number of significant developments with respect to the Company’s business. As a result of those developments, the Board has determined to revise the Original Proxy Statement, including Proposal 1. The purpose of this revised Proxy Statement is to provide shareholders with information concerning the revised Proposal 1 and other changes to the Company’s governance. Proposals 2, 3 and 4, as set forth herein, are substantially unchanged from the Original Proxy Statement.

By Order of the Board of Directors

Daniel S. Clevenger
Secretary
October 22, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 2, 2025.

The Company’s Proxy Statement, Annual Report and other soliciting materials are available for viewing, printing and downloading at:

https://web.viewproxy.com/ALOT/2025

This website does not use “cookies” to track or identify visitors

Important Notice Regarding Forward-Looking Information Contained in this Proxy Statement

Any forward-looking statements contained in this Proxy Statement are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the Company’s anticipated performance, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, (i) the risk that our organizational improvements at MTEX may not result in the benefits that we expect; (ii) the risk that our cost-reduction and product line rationalization initiative may not provide the expected benefits; (iii) the risk that our Aerospace customers may not convert to our ToughWriter line in the volumes or on the schedule that we expect; (iv) the risk that we may not realize the anticipated benefits of our next-generation print engine technology; and (v) those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025 and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this Proxy Statement.

AstroNova, Inc.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

December 2, 2025

PROXY STATEMENT SUMMARY

This Proxy Statement Summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information you should consider, so please read the entire Proxy Statement carefully before voting. For additional information regarding our fiscal 2025 performance, see the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025 (“2025 Form 10-K”). The proxy materials are being distributed via mail or made available via the Internet to our shareholders on or about October 22, 2025.

Our shareholders may have already received proxy cards soliciting voting instructions for the Company’s previously announced annual meeting of shareholders (the “Original Annual Meeting”); however, because the meeting was rescheduled and certain material information relating to Proposal 1 has changed, the proxy cards distributed in connection with the Original Annual Meeting have been rendered obsolete and will not be tabulated for the rescheduled meeting. Accordingly, irrespective of whether you previously completed, signed, and returned an earlier proxy card, or otherwise transmitted voting instructions, we urgently request that you vote your shares by using one of the methods referred to in the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, in the section titled “How do I Vote” in the Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card, at your earliest possible convenience so that your shares are duly represented at the rescheduled annual meeting. PROXY CARDS OR OTHER VOTING INSTRUCTIONS SUBMITTED WITH RESPECT TO THE ORIGINAL ANNUAL MEETING WILL NOT COUNT AS VOTES CAST OR AS PRESENT FOR PURPOSES OF DETERMINING A QUORUM AT THE 2025 ANNUAL MEETING OF SHAREHOLDERS.

Your vote is important! How to Vote Your Shares

You may vote if you were a shareholder as of the close of business on October 13, 2025.

Online before the meeting www.AALvote.com/ALOT or at the website indicated on the materials provided by your broker	By Phone Use any touch-tone telephone and call 866-804-9616

By mail Complete, sign, date and return your proxy card in the postage-paid envelope provided	Online during the meeting Attend our annual meeting virtually by logging into the virtual annual meeting website and follow the voting instructions provided there

AstroNova, Inc. | 2025 Proxy Statement – 1

Proxy Statement Summary

Voting Matters and Board Recommendations

Proposal	Board Recommendation

Election of Seven (7) Directors	FOR each Director

Advisory Vote to Approve Executive Compensation	FOR

Advisory Vote on the Frequency of Future Shareholder Advisory Votes on Executive Compensation	1-YEAR

Ratification of the Appointment of Independent Registered Accountants	FOR

Highlight of AstroNova’s Director Nominees

Name	Age	Director Since	Principal Occupation	Independent	Committee Membership	Other Public Company Boards

Darius G. Nevin Executive Chairman	67	2025	Chairman of the Board, Psychemedics Corporation			2

Jorik Ittmann	47	2025	President and CEO, AstroNova			—

Shawn Kravetz	55	2025	President and CIO of Esplanade Capital LLC	X	Nominating & Governance	1

Alexis P. Michas	67	2022	Managing Partner, Juniper Investment Company, LLC	X	Audit; Human Capital & Compensation	2

Mitchell I. Quain	73	2011	Executive Council, American Securities, Inc.	X	Chair, Audit; Human Capital & Compensation; Nominating & Governance	—

Yvonne E. Schlaeppi	65	2018	Managing Partner, Stratevise LLC General Counsel, Organon BioSciences NV, retired	X	Chair, Nominating & Governance; Audit	—

Richard S. Warzala Lead Independent Director	72	2017	Chairman, President & CEO, Allient Inc.	X	Chair, Human Capital & Compensation; Nominating & Governance	1

2 – AstroNova, Inc. | 2025 Proxy Statement

Proxy Statement Summary

Corporate Governance Highlights

We recognize the importance of a robust corporate governance framework to promote the interests of our shareholders. Our corporate governance highlights include:

✓  Annual election of directors

✓  Stock ownership and retention guidelines

✓  Open door policy for investors

✓  5 out of 7 independent directors

✓  Annual Board and committee evaluations

✓  Range of Company director nominee tenures

✓ One-share, one-vote standard ✓ Separate CEO, Independent Lead Director, and Executive Chairman ✓ Regular Board executive sessions ✓ Board diversity ✓ No “poison pill” ✓ Clawback Policy

AstroNova, Inc. | 2025 Proxy Statement – 3

AstroNova, Inc.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

December 2, 2025

THE MEETING

The 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of AstroNova, Inc. (the “Company”) will be held at 9:00 a.m., Eastern Standard Time, on Tuesday, December 2, 2025, by means of remote communication. At the meeting, shareholders of record on the record date for the meeting who are present or represented by proxy will have the opportunity to vote on the following matters:

●	the election of seven directors to serve until the next annual meeting of shareholders or until their successors are elected and have qualified;

●

the approval, on an advisory, non-binding basis, of the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables, and accompanying narrative disclosures);

●	whether shareholders would prefer that the Company conduct future advisory votes on the compensation of its Named Executive Officers every one, two or three years;

●	the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026; and

●	such other business as may properly come before the meeting.

SOLICITATION OF PROXIES

The proxy materials, including this proxy statement and our annual report to shareholders, are being distributed and made available on the internet at https://web.viewproxy.com/ALOT/2025 on or about October 22, 2025.

The Board of Directors (the “Board”) of the Company is soliciting proxies in connection with the Annual Meeting. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by telephone, mail and electronic means. Proxies may also be solicited personally by directors, officers, and employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy material to their principals or beneficial owners and obtaining their proxies.

WHO MAY VOTE

The Board has established October 13, 2025 as the record date for the Annual Meeting. Only shareholders of record at the close of business as of that date will be entitled to virtually attend or vote at the Annual Meeting. On the record date, there were 7,638,423 shares of common stock of the Company outstanding. There was no other outstanding class of voting securities.

A list of shareholders entitled to vote will be available via the website for the Annual Meeting. In addition, you may contact Thomas DeByle, at the Company’s offices located at 600 East Greenwich Avenue, West Warwick, Rhode Island, to make arrangements to review a copy of the shareholder list at those offices, between the hours of 9:00 a.m. and 5:00 p.m., Eastern Standard Time, on any business day from and after November 21, 2025.

4 – AstroNova, Inc. | 2025 Proxy Statement

Annual Meeting of Shareholders (continued)

ATTENDING THE ANNUAL MEETING

The Annual Meeting will be held through means of remote communications only. In order to attend, you must register in advance at https://web.viewproxy.com/ALOT/2025 prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the meeting and give you the ability to vote and submit questions. Please be sure to follow instructions found on your Notice of Internet Availability of Proxy Materials, proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email. If you are planning to attend our virtual meeting, please register at the website by December 1, 2025, 11:59 p.m. Eastern Standard Time.

HOW TO VOTE

You are entitled to one vote at the meeting for each share of common stock registered in your name at the close of business on the record date for the meeting.

SHARES HELD OF RECORD WITH OUR TRANSFER AGENT

If you are a shareholder of record, that is you have a stock certificate or hold your shares in an account with our transfer agent, Computershare, you may vote your shares at the meeting in person or by proxy via mail, the Internet, or the toll-free number (for residents of the United States and Canada) listed on the notice of internet availability you received.

To vote at the Annual Meeting, you must attend the virtual meeting following the procedures set forth in the instructions on your notice of internet availability and/or voting authorization form and subsequent instructions that will be delivered to you. You will be able to vote during the meeting.

To vote by proxy by mail, if you received proxy materials by mail and choose to authorize your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided. If you complete all of the proxy card except the voting instructions, then the designated persons will vote your shares as follows:

●	FOR the election of each of Jorik Ittmann, Shawn Kravetz, Alexis P. Michas, Darius G. Nevin, Mitchell I. Quain, Yvonne E. Schlaeppi, Richard S. Warzala as a director of the Company;

●	FOR the approval, on an advisory, non-binding basis, of the Company’s executive compensation as described in this proxy statement;

●	FOR the option of “1-YEAR” as the preferred frequency for advisory votes on the compensation of the Company’s Named Executive Officers;

●	FOR the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026.

To vote by proxy using the Internet, you must access the website for Internet voting at www.AALvote.com/ALOT. Please have the voter control number printed on the notice of internet availability handy when you access the website and follow the on-screen instructions. Internet voting facilities for shareholders of record will be available 24 hours a day through the closing of the polls at the Annual Meeting. If you vote via the Internet, you do not have to return a proxy card via mail.

To vote by proxy using the telephone, use any touch-tone telephone and call 866-804-9616 to transmit your voting instructions through the closing of the polls at the Annual Meeting. Please have the voter control number printed on the notice of internet availability handy when you call and then follow the instructions. If you vote via telephone, you do not have to return a proxy card via mail.

If any other business properly comes before the meeting, then the designated persons will have the discretion, to the extent authorized by applicable rules and regulations, to vote all shares they own or represent by proxy in any manner they deem appropriate.

AstroNova, Inc. | 2025 Proxy Statement – 5

Annual Meeting of Shareholders (continued)

If you vote by proxy, whether by mail, the Internet or telephone, you may revoke your proxy at any time before it is exercised by taking one of the following actions:

●	sending written notice to the Company’s Secretary at the address set forth on the notice of meeting appearing on the third page of this proxy statement;

●	voting again via the Internet or telephone on a later date or properly executing and delivering a later-dated proxy card; or

●	attending the meeting, notifying the Company’s Secretary that you are present, and then voting in person.

SHARES HELD BY BROKERS OR NOMINEES

If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of providing voting instructions to them over the Internet or by telephone, directions for which would be provided by your brokerage firm on your vote instruction form.

Under stock exchange rules applicable to most brokerage firms, if you do not give instructions to your broker, your broker will be permitted to vote any shares it holds for your account in its discretion with respect to “routine” proposals but will not be allowed to vote your shares with respect to “non-routine” proposals. Proposal 1 (election of Directors), Proposal 2 (approval, on an advisory, non-binding basis, of the Company’s executive compensation), and Proposal 3 (frequency of advisory vote on executive compensation), are “non-routine” proposals. If you do not instruct your broker how to vote with respect to these proposals, your broker will not vote your shares on them and your shares will be recorded as “broker non-votes” and will not affect the outcome of the vote on those proposals. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that, while voting in its discretion on one matter, it does not have or did not exercise discretionary authority to vote on another matter.

Proposal 4 (ratification of the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026), is considered to be a routine item under the applicable rules and your broker will be able to vote on this item even if it does not receive instructions from you, so long as your broker holds your shares in its name.

If a broker or nominee holds shares of common stock in “street name” for your account, then this proxy statement may have been forwarded to you with a voting instruction card, which allows you to instruct the broker or nominee how to vote your shares on the proposals described herein. To vote by proxy or instruct your broker how to vote, you should follow the directions provided with the voting instruction card. In order to have your vote counted on Proposal 1, Proposal 2 and Proposal 3, you must either provide timely voting instructions to your broker or obtain a properly executed proxy from the broker or other record holder of the shares that authorizes you to act on behalf of the record holder with respect to the shares held for your account.

VOTES REQUIRED TO TRANSACT BUSINESS AT THE MEETING

The holders of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

IF YOU RECEIVE MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION FORM

If you hold your shares in multiple accounts or registrations, or in both registered and street name, you will receive a notice of internet availability with voting instructions from that organization or voting instruction form for each account. If you received proxy materials by mail and choose to authorize your proxy by mail, please sign, date and return all proxy cards you receive from the Company. If you choose to vote by proxy via the telephone or the Internet, please vote once for each proxy card you receive. Only your latest dated proxy for each account will be voted.

6 – AstroNova, Inc. | 2025 Proxy Statement

Annual Meeting of Shareholders (continued)

Although you may have already received, and potentially executed, a proxy card for the Company’s initially scheduled annual meeting, the postponement of that meeting and the subsequent modification of certain material information pertaining to Proposal 1 have rendered those earlier proxy cards invalid for purposes of the rescheduled meeting. Consequently, regardless of any prior proxy you may have completed or any voting instructions you may have transmitted, we ask that you promptly vote your shares by using one of the methods referred to in the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section titled “How do I Vote” in the Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card, to ensure that your shares are properly represented at the adjourned Annual Meeting. PROXY CARDS OR OTHER VOTING INSTRUCTIONS SUBMITTED WITH RESPECT TO THE ORIGINAL ANNUAL MEETING WILL NOT COUNT AS VOTES CAST OR AS PRESENT FOR PURPOSES OF DETERMINING A QUORUM AT THE 2025 ANNUAL MEETING OF SHAREHOLDERS.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

If you and other residents at your mailing address own shares of the Company’s common stock through a broker or other nominee, you may have received only one copy of this proxy statement and the Company’s Annual Report for its fiscal year ended January 31, 2025 (“fiscal year 2025”). If you and other residents at your mailing address own shares of common stock in your own names, you may have received only one copy of this proxy statement and the fiscal year 2025 Annual Report, unless you provided the Company’s transfer agent with contrary instructions. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. You may promptly obtain an additional copy of this proxy statement and our fiscal year 2025 Annual Report by sending a written request to AstroNova, Inc., attention Investor Relations Department, 600 East Greenwich Avenue, West Warwick, Rhode Island 02893, or by calling the Company’s investor relations department at 716-843-3908. If you hold your shares through a broker or other nominee and wish to discontinue householding or to change your householding election, you may do so by contacting your broker or by calling 800-542-1061 or writing to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. If you hold shares in your own name and wish to discontinue householding or change your householding election, you may do so by calling 800-522-6645 or writing to Computershare Investor Services at P.O. Box.43006, Providence, RI 02940-3006.

AstroNova, Inc. | 2025 Proxy Statement – 7

PROPOSAL NO. 1 ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to hold office until the next annual meeting and until their respective successors are elected and qualified. As part of its ongoing succession planning, the Nominating and Governance Committee makes periodic recommendations to the Board regarding the desired characteristics for potential directors, including with respect to competencies, special knowledge or expertise, experience of members, diversity and age. In all cases, the Nominating and Governance Committee seeks individuals who possess the highest ethical standards and integrity, have a history of achievement that reflects superior standards for themselves and others, have the ability to provide wise, informed and thoughtful counsel to management on a range of issues, exercise independence of thought, and possess skills and expertise appropriate to meet the Company’s needs and advance the long-term interests of the shareholders. Based on the standards set by the Nominating and Governance Committee and the qualifications set forth in this proxy statement, the Board has unanimously nominated for the election to the Board the following individuals: Jorik Ittmann, Shawn Kravetz, Alexis P. Michas, Darius G. Nevin, Mitchell I. Quain, Yvonne E. Schlaeppi and Richard S. Warzala.

The directors will be elected by a plurality of the votes of the shares entitled to vote on the election of directors and present in person or represented by proxy at the Annual Meeting. This means that the seven nominees receiving the highest number of FOR votes will be elected as directors. Votes may be cast FOR or WITHHELD from each nominee. Broker non-votes and votes that are WITHHELD from the nominees will be excluded entirely from the vote and will have no effect.

As noted elsewhere in this proxy statement, although you may have already received, and potentially executed, a proxy card for the Company’s initially scheduled annual meeting, the postponement of that meeting and the subsequent modification of certain material information pertaining to this Proposal 1 have rendered those earlier proxy cards invalid for purposes of the rescheduled meeting. Consequently, regardless of any prior proxy you may have completed or any voting instructions you may have transmitted, we ask that you promptly vote your shares by using one of the methods referred to in the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, in the section titled “How do I Vote” in the Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card, to ensure that your shares are properly represented at the adjourned Annual Meeting.

Information Regarding Company Nominees

The matrix and biographies below contain information regarding each of the Company’s nominees’ service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director.

Mr. Kravetz was appointed to the Board on August 21, 2025 pursuant to a Cooperation Agreement (the “Cooperation Agreement”) entered into on that date by and among the Company, Askeladden Capital Management LLC and Samir Patel (Askeladden Capital Management and Mr. Patel, are collectively referred to as the “Askeladden parties”). Under the terms of the Cooperation Agreement, the Company agreed to increase the size of the Board to seven directors, to appoint Mr. Kravetz to the Board, and to include Mr. Kravetz as part of the Company’s slate of nominees for election to the Board at the Annual Meeting. The Company also agreed to nominate Mr. Kravetz for re-election as a director at the Company’s 2026 annual meeting of shareholders.

As part of the Cooperation Agreement, the Askeladden parties agreed, among other things, (i) to customary standstill provisions and (ii) to vote all shares over which they exercise voting control in favor of the Board’s slate of directors at the Annual Meeting and the 2026 annual meeting of shareholders. In addition, the Company reimbursed the Askeladden parties for documented out-of-pocket fees and expenses incurred in connection with the nomination of directors of the Company by the Askeladden parties. The Cooperation Agreement also contains customary mutual non-disparagement provisions.

The cooperation period, including the standstill restrictions on the Askeladden parties, will generally terminate the day after the 2026 annual meeting of shareholders. The standstill provisions may also terminate upon a breach of the Cooperation Agreement by the Company.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement which was filed with the SEC on August 21, 2025 as an exhibit to the Company’s Current Report on Form 8-K.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE BOARD’S SEVEN NOMINEES FOR DIRECTOR.

8 – AstroNova, Inc. | 2025 Proxy Statement

Proposal No. 1 Election of Directors (continued)

The below contains biographical information as of October 13, 2025, about the nominees for director. The biographies include information provided by the directors individually as to their age, current position, principal occupation and experience for the past five years, and the names of other public companies for which they currently serve as a director or have served as a director during the past five years.

Darius G. Nevin, 67, has been a director since March 2025, and our Executive Chairman of the Board of Directors since July 31, 2025. Mr. Nevin is a highly respected finance executive with more than 30 years of experience, including as a former Chief Financial Officer of a publicly traded company and public company director on multiple boards. Mr. Nevin served for nine years as Chief Financial Officer at then publicly traded Protection One, Inc., one of the largest security monitoring companies in the United States during his tenure. In this role, he was instrumental in orchestrating a comprehensive financial turnaround that significantly enhanced operational efficiency, culminating in the successful sale of the company. Since 2016, he has served on the board of Alarm.com, a global leader in internet-of-things security and automation solutions. In 2022, Mr. Nevin joined the board of drug testing company Psychemedics Corporation, where he serves as Chairman. In addition, he served on the board of WCI Communities, Inc., a luxury homebuilder, from shortly after its initial public offering on the NYSE in 2013 until its sale in 2017. Mr. Nevin received a bachelor’s degree from Harvard University and an M.B.A. from the University of Chicago Booth School of Business.

Mr. Nevin’s history of overseeing successful IPOs and acquisitions, as well as his experience in turning around struggling businesses, executive leadership, finance and internal controls, along with substantial public company board experience, enable him to contribute significantly to our Board in the areas of finance, accounting, business operations and governance.

Jorik Ittmann, 47, has been the Company’s President and Chief Executive Officer, and a member of the Board since August 2025. Mr. Ittmann joined the Company in September 2024 as Vice President of Sales and Marketing for the Product Identification segment and was promoted to Senior Vice President of Product Identification in June 2025. Mr. Ittmann brings more than 20 years of global sales and business development experience across the healthcare and printing technology industries. Prior to joining AstroNova, Mr. Ittmann served as the Chief Revenue Officer at Health Link Solutions LLC, a provider of patient safety products based in St, Louis, MO, from January 2015 through September 2024. Mr. Ittmann was Vice President of Healthcare North America at Zebra Technologies International, LLC, a subsidiary of Zebra Technologies Corporation, a provider of products and services to digitize and automate frontline workflows, from July 2012 to January 2014. Prior to that, Mr. Ittmann served as Vice President, Worldwide Sales from November 2007 to July 2012 and International Director of Sales Development from November 2004 to November 2007 at LaserBand LLC, a provider of patient identification products, before that company’s acquisition by Zebra Technologies in July 2012.

Based on this experience and his position as Chief Executive Officer of the Company, we believe that Mr. Ittmann is qualified to serve on our Board.

Shawn W. Kravetz, 55, has been a director since August 2025. Mr. Kravetz is the President and Chief Investment Officer of Esplanade Capital LLC, an investment management company that he founded in 1999. Prior to founding Esplanade Capital, Mr. Kravetz served as a principal at the Parthenon Group, a strategic consulting firm, and as the Director of Strategic Planning and Corporate Development at CML Group, Inc., a specialty marketing company. Since June 2025, Mr. Kravetz has served on the board of directors of Spruce Power Holding Corp., an owner and operator of distributed solar energy assets. Mr. Kravetz previously served on the board of directors of Nevada Gold & Casinos Inc., from October 2016 until its acquisition by Maverick Gaming LLC in 2019. Mr. Kravetz holds a Bachelor of Arts degree in economics from Harvard College and a Masters in Business Administration from Harvard Business School.

Mr. Kravetz’s extensive experience in investment management and corporate leadership, supplemented by prior roles in strategic consulting and corporate development, equip him with strong financial acumen, risk oversight skills, and a deep understanding of value creation necessary for effective board stewardship. In addition, his service on the boards of other companies, combined with his academic background in economics and business, provides governance experience and an independent perspective that will enhance the Board’s ability to guide corporate strategy and protect shareholder interests.

AstroNova, Inc. | 2025 Proxy Statement – 9

Proposal No. 1 Election of Directors (continued)

Alexis P. Michas, 67, has been a director since June 2022. Mr. Michas contributes decades of seasoned board leadership grounded in hands-on experience with multiple, major operating companies. Mr. Michas is the founder and Managing Partner of Juniper Investment Company, and he has gained extensive corporate governance experience through his service on other public company boards together with his proven track record of successful private equity and public equity investments across a range of sectors.

In addition to being the founder and Managing Partner of Juniper Investment Company, LLC since 2008, Mr. Michas is also a Principal of Aetolian Investors, LLC, a registered commodity pool operator, the non-executive Chairman of the board of BorgWarner Inc., the non-executive Chairman of the board of Revvity, Inc., a director of funds managed by Atlantic Investment Management, Inc., and is also on the board of privately held Theragenics Corporation. Mr. Michas also served as the non-executive Chairman of the board of Lincoln Educational Services Corporation until 2015, and as a director of Allied Motion Technologies, Inc. (now Allient Inc.) until July 2017. Mr. Michas served as the Chairman of the U.S. Board of Trustees of Athens College, a non-profit organization until April 2023. Mr. Michas received a Bachelor of Arts degree from Harvard College and a Master of Business Administration degree from Harvard Business School.

Mr. Michas’ many years of private equity experience across a wide range of industries, his successful record of managing investments in public companies, his record of board-level oversight and leadership with public companies, and his extensive transactional experience qualify him to contribute substantially on our Board.

Mitchell I. Quain, 73, has been a director since August 2011. Mr. Quain has served on the Executive Council of American Securities, Inc., a private equity firm, since January 2020. From December 2011 to December 2019, Mr. Quain was a Senior Advisor at the private equity firm Carlyle Group. From January 2010 through December 2011, Mr. Quain was a Partner at One Equity Partners, a private investment firm. From 2006 through 2009, he was a Senior Director of ACI Capital Corp. From 2002 through 2005, Mr. Quain served as Chairman of Register.com, Inc., an internet services provider, and from 1997 to 2001 he was employed with ABN AMRO and its predecessors in several capacities, including Vice Chairman of Investment Banking. Mr. Quain previously served as a director of DeCrane Aircraft Holdings, Inc., Handy & Harman Ltd., Hardinge Inc., HEICO Corporation, Kensington Capital Acquisition Corp. I, Kensington Capital Acquisition Corp. II, MagneTek, Inc., Mechanical Dynamics, Inc., Jason Industries, RBC Bearings, Inc., Register.com, Inc., Tecumseh Products Company, Titan International, Inc., and Xerium Technologies, Inc. Mr. Quain received a bachelor’s degree from the University of Pennsylvania and an M.B.A. from Harvard University.

Mr. Quain’s extensive experience in the private equity sector, as an analyst, investor and public company director of small and micro-cap companies in particular, enable him to provide the Board and management with valuable perspectives on our operations, capital allocation and other strategies to maximize shareholder value.

Yvonne E. Schlaeppi, 65, has been a director since April 2018. Since 2011, Ms. Schlaeppi has served as a Managing Partner of Stratevise LLC, an international strategic advisory firm that she co-founded. From 2022 through its sale in 2024, Ms. Schlaeppi served on the board of OpGen, Inc., a NASDAQ-listed molecular diagnostics company. From 2016 through its going private in 2019, Ms. Schlaeppi served on the board of directors of Stallergenes Greer plc, a pharmaceutical company traded on the Euronext Paris exchange. From 2014 to 2015, Ms. Schlaeppi served on the boards of directors of allergy immunotherapy companies, Ares Allergy Holdings Inc. and Greer Laboratories, Inc. Since 2015, Ms. Schlaeppi has been a member of the External Advisory Council to the Channing Division of Network Medicine of Brigham and Women’s Hospital in Boston. Since 2022, Ms. Schlaeppi has been recognized as Directorship Certified® by the National Association of Corporate Directors (“NACD”) and has been recognized as a Board Leadership Fellow by the NACD annually from 2017-2022. Prior to founding Stratevise, Ms. Schlaeppi served as General Counsel at Global Enterprise Technologies, Passport & ID, a high-security document printing solutions provider and systems integrator, from 2007 to 2011 and as Executive Vice President, General Counsel and Corporate IP Officer at Organon BioSciences, a global pharmaceutical, animal health and biotech group based in the Netherlands, from 2006 until its sale in 2007. From 1999 to 2006, Ms. Schlaeppi was a partner at the Boston-based law firm of Palmer & Dodge LLP, where she served as Chairperson of that firm’s International Practice Group. From 1995 to 1998, Ms. Schlaeppi served in senior positions at Johnson Controls, Inc., a NYSE-listed diversified industrial company, including as General Counsel Europe. Ms. Schlaeppi has a Bachelor of Arts from Princeton University and a JD from the Columbia University School of Law.

Ms. Schlaeppi’s extensive experience across industries, including in the printing industry, in international business and transactions, in managing legal functions, as well as corporate governance, qualify her to serve on our Board.

10 – AstroNova, Inc. | 2025 Proxy Statement

Proposal No. 1 Election of Directors (continued)

Richard S. Warzala, 72, has been a director since December 2017 and serves as Lead Independent Director. He brings over 40 years of operational and leadership experience having successfully led the significant growth of industrial technologies businesses that served a broad variety of industries. Currently, he is the Chairman, President and Chief Executive Officer of Allient Inc. (Nasdaq: ALNT), a developer of advanced electromagnetic products and systems, with an Enterprise Value of approximately $600 million, as it has grown its revenues both organically and through acquisitions from $15 million in 2002 to $530+ million currently. Mr. Warzala was elected a director of Allient in 2006, appointed President and Chief Executive Officer in 2009, and elected as the Chairman and Allient’s board of directors in 2014. He formerly was a Business Unit President at Danaher Corp. and President, API Motion, a division of then publicly traded American Precision Industries until it was acquired. Mr. Warzala received a bachelor’s degree and M.B.A. from SUNY at Buffalo, New York.

As a proven leader, Mr. Warzala’s highly relevant and deep expertise in international business growth and development, strategic thinking and planning, mergers and acquisitions, technical product sales and marketing, operational excellence utilizing lean manufacturing principles and together with his corporate governance, management and oversight expertise with publicly traded companies similarly situated to the Company, qualify him to serve on our Board.

The Board has determined that all of the directors of the Company, each of whom is standing for election at the Annual Meeting, other than Jorik Ittmann and Darius G. Nevin, are independent of the Company in that such nominees have no material relationship with the Company either directly or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The Board has made this determination in accordance with applicable SEC rules and NASDAQ listing standards.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE SEVEN INDIVIDUALS NOMINATED BY THE BOARD.

AstroNova, Inc. | 2025 Proxy Statement – 11

CORPORATE GOVERNANCE

The Board of Directors — Meetings and Committees

The Board currently consists of seven members, all of whose terms will expire at the Annual Meeting. Each of our current directors has been nominated by the Board for re-election. During the fiscal year ended January 31, 2025, the Board held eight meetings. During fiscal year 2025, each director then in office attended not less than 75% of the total number of meetings of the Board and the committees on which such director served.

The Board has adopted a policy that encourages members of the Board to make every effort to attend each annual shareholders meeting. All of the members of the Board who served as a director at such time attended the 2024 annual shareholders meeting.

The Board currently has three standing committees: an Audit Committee, a Human Capital and Compensation Committee and a Nominating and Governance Committee. The members and chairs of each of those committees are appointed each year. The Audit Committee is currently comprised of Mr. Michas, Mr. Quain, its chair, and Ms. Schlaeppi. The Nominating and Governance Committee is currently comprised of Mr. Kravetz, Mr. Quain, Ms. Schlaeppi, its chair, and Mr. Warzala. The Human Capital and Compensation Committee is currently comprised of Messrs. Michas, Quain and Warzala, its chair. Each of the members of our committees is independent as defined under the applicable NASDAQ listing standards and SEC rules. Each of the Audit, Human Capital and Compensation, and Nominating and Governance Committees has a written charter approved by the Board. A copy of each charter is available on the Company’s website at www.astronovainc.com under “Investors-Corporate Governance-Governance Documents.”

Audit Committee. The Audit Committee’s primary duties and responsibilities include: overseeing the integrity of the Company’s financial reports and the adequacy of internal controls, appointing, setting the compensation of and overseeing the Company’s independent accountants, and assessing the qualifications, independence and performance of the Company’s independent accountants, and overseeing the administration of the Company’s Code of Conduct. The Audit Committee meets with the Company’s independent accountants to review quarterly financial results, the results of the audit, and other relevant matters. The Audit Committee held five meetings during the fiscal year ended January 31, 2025. The Board has determined that all members of the Audit Committee during fiscal year 2025 satisfy the financial literacy requirements of the NASDAQ listing standards and are independent as defined under the NASDAQ listing requirements and applicable SEC rules. Additionally, the Board has determined that each of Messrs. Michas and Quain qualifies as an “audit committee financial expert” as defined by the SEC rules and possesses “financial sophistication” as described in the NASDAQ listing standards.

Human Capital and Compensation Committee. The Human Capital and Compensation Committee assists the Board in discharging the Board’s responsibilities relating to director and executive compensation. The Human Capital and Compensation Committee’s responsibilities include: establishing and reviewing the Company’s executive and director compensation philosophy, strategies, plans and policies; making recommendations with respect to the design of the Company’s incentive compensation plans and equity based plans; granting awards under such plans and overseeing generally the administration of such plans; evaluating the performance and determining the compensation of the Chief Executive Officer; reviewing and approving recommendations on compensation of other executives; and reviewing and monitoring the Company’s executive officer succession plans. In addition, the Human Capital and Compensation Committee oversees the Company’s diversity, equity and inclusion initiatives, which focused in fiscal year 2025 on (i) participation by women in technical, engineering, sales and leadership positions, (ii) participation by veterans in our workforce, (iii) continuing to develop a technical apprenticeship program and (iv) developing and refining measures of employee engagement. The Human Capital and Compensation Committee may form and delegate authority to one or more subcommittees, except that it may not delegate its authority with respect to compensation matters involving any executive officer. The Human Capital and Compensation Committee held five meetings during the fiscal year ended January 31, 2025.

Nominating and Governance Committee. The Nominating and Governance Committee assists the Board in fulfilling its nomination and corporate governance responsibilities. The Nominating and Governance Committee’s responsibilities include: (i) advising the Board concerning appropriate composition of the Board and its committees, including identifying individuals qualified to serve on the Board and its committees, (ii) recommending to the Board individuals to be nominated by the Board for election to the Board by the shareholders or, in appropriate circumstances, elected by the Board to fill vacancies on the Board, (iii) advising the Board regarding appropriate governance practices and assisting the Board in achieving them, and (iv) overseeing and reporting to the Board concerning the periodic evaluation of the Board, each committee of the Board and members of the Board. The Board conducts annual self-evaluations that are

12 – AstroNova, Inc. | 2025 Proxy Statement

Corporate Governance (continued)

overseen by the Nominating and Governance Committee. The Nominating and Governance Committee is also charged with advising the board regarding applicable standards to be used in determining the independence of the directors serving on the Board, reviewing and making recommendations to the Board regarding the Company’s corporate governance policies, and overseeing the Company’s director of education and onboarding programs. The Nominating and Governance Committee held three meetings in the fiscal year ended January 31, 2025.

Director Share Ownership Requirements. The Company has a stock ownership policy that requires each director to hold shares of Company common stock with a value equal to at least $200,000. Any director who does not meet this requirement will have five years from the date of his or her initial election to the Board to achieve this ownership level. Directors are expected to retain at least 50% of the shares acquired upon exercise of any stock option (net of any shares withheld for payment of taxes) or vesting of a restricted stock or restricted unit award until they achieve the specified ownership level and thereafter maintain such ownership level. All directors are in compliance with the policy.

AstroNova, Inc. | 2025 Proxy Statement – 13

Corporate Governance
(continued)

Policy Regarding Transactions in AstroNova, Inc. Securities.
The Company has adopted an insider trading policy governing the purchase, sale and other transactions in our securities by our directors, officers, employees and certain other covered persons. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards.
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended January 31, 2025, Messrs. Michas, Quain and Warzala, served on the Company’s Human Capital and Compensation Committee. No member of the Company’s Human Capital and Compensation Committee who currently serves or who served during fiscal year 2025 has ever been an officer or employee of the Company or any of its subsidiaries. None of the Company’s executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director of the Company or a member of the Company’s Human Capital and Compensation Committee.
Nomination of Directors
The Nominating and Governance Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director. As part of its ongoing succession planning, the Nominating and Governance Committee makes periodic recommendations to the Board regarding the desired characteristics for potential directors, including with respect to competencies, special knowledge or expertise, experience of members, diversity and age. In all cases, the Nominating and Governance Committee seeks individuals who possess the highest ethical standards and integrity, have a history of achievement that reflects superior standards for themselves and others, have the ability to provide wise, informed and thoughtful counsel to management on a range of issues, exercise independence of thought, and possess skills and expertise appropriate to meet the Company’s needs and advance the long-term interests of the shareholders. The Nominating and Governance Committee considers diversity with respect to viewpoints, accomplishments, skills and experiences, among other factors, in its evaluation of candidates for Board membership. In considering candidates for the Board, the Nominating and Governance Committee considers the entirety of each candidate’s credentials in determining whether the candidate would bring a valuable perspective to the Board.
The Nominating and Governance Committee also monitors the Board’s compliance with the requisite qualifications under the NASDAQ listing standards for populating the Audit, Human Capital and Compensation, and Nominating and Governance Committees. The Nominating and Governance Committee will consider shareholder nominees for director in the same manner as nominees for director from other sources.
Shareholders may send recommendations for director nominees to the Nominating and Governance Committee at the Company’s offices at 600 East Greenwich Avenue, West Warwick, Rhode Island 02893. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. In addition, Section 10 of Article III of the Company’s
By-Laws
sets forth specific procedures that, if followed, enable any shareholder entitled to vote in the election of directors to make nominations directly at an annual meeting of shareholders. These procedures include a requirement for written notice to the Company not more than 150 days nor less than 60 days prior to the scheduled annual meeting, which must contain the name and certain information concerning the nominee and the shareholders who support the nominee’s election. For the annual meeting to be held in 2026, the notice must be received no earlier than December 20, 2025 and no later than March 20, 2026. A copy of the Company’s
By-Laws
may be obtained by writing to AstroNova, Inc., Attn: Investor Relations D epart
ment, 600 East Greenwich Avenue, West Warwick, Rhode Island 02893.

14 –
AstroNova, Inc.
|
2025 Proxy Statement

Corporate Governance (continued)

Communications with the Board of Directors

The Company’s Board provides a process for shareholders to communicate directly with the members of the Board or the individual chairman of each standing committee. Any shareholder with a concern, question or complaint regarding our compliance with any policy or law, or who would otherwise like to contact the Board, may communicate directly with the directors by writing directly to those individuals c/o AstroNova, Inc., 600 East Greenwich Avenue, West Warwick, Rhode Island 02893. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate offices that is sent directly to an individual unless the Company believes the communication may pose a security risk.

Board Leadership Structure

All current members of the Board, other than Mr. Nevin and Mr. Ittmann, are independent and all our key committees—Audit, Human Capital and Compensation, and Nominating and Governance—are, and during the fiscal year ended January 31, 2025 were, comprised solely of independent directors. The non-management directors meet in executive session at each scheduled Board meeting, which occur at least quarterly, in order to promote discussion among the independent directors and assure independent oversight of management.

A key component of our leadership structure is the active role played by our independent directors in overseeing the Company’s business, both at the Board and Committee level. All of our directors are free to suggest the inclusion of items on the agenda for meetings of the Board or to raise subjects that are not on the agenda for that meeting. In addition, our Board and each committee have complete and open access to any member of management and the authority to retain independent legal, financial, and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. Moreover, our Audit Committee, Human Capital and Compensation Committee and the Nominating and Governance Committee, all of which are comprised entirely of independent directors, also perform oversight functions independent of management.

Executive Chairman. On July 31, 2025, the Board appointed Mr. Nevin as the Executive Chairman of the Board. In that role, among other things, Mr. Nevin collaborates with Mr. Ittmann, Mr. DeByle and other members of the Company’s senior management to devise and implement the Company’s strategy. Together with Mr. Ittmann and Mr. DeByle, Mr. Nevin represents the Company in communications with shareholders. Acting as the presiding officer at all meetings of the Board and of the shareholders, Mr. Nevin establishes the agenda for each meeting and facilitates deliberations among the directors.

Lead Independent Director. In August 2019, the Board elected Mr. Warzala as its lead independent director. In that capacity, among other things, Mr. Warzala presides over executive sessions of the independent directors.

The Board believes that in light of the relatively small size of the Board and the active involvement by all of our independent directors in both the oversight of the Company and the conduct of the Board’s meetings and deliberations, including the establishment of the Board’s agenda for its meetings, the Board’s current leadership structure is appropriate for the Company at this time.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks through a program of sound policies, systems, processes, and reports. The Board as a whole is primarily responsible for overseeing the Company’s risk management practices relating to supply chain matters, cybersecurity and information technology, and commercial risks.

The Audit Committee of the Board has oversight responsibility over financial reporting and disclosure processes, compliance and legal matters, and fraud risk. The Audit Committee also monitors controls to prevent material weaknesses in the financial reporting function and oversees the administration of the Company’s Code of Conduct. The Audit Committee meets regularly with our Chief Financial Officer in carrying out these responsibilities, and with the Company’s independent auditors in executive session.

AstroNova, Inc. | 2025 Proxy Statement – 15

Corporate Governance (continued)

The Human Capital and Compensation Committee of the Board oversees risks as they relate to the Company’s compensation policies and practices as described under “Compensation Discussion and Analysis” as well as reviewing and monitoring executive officer succession plans.

The Board’s Nominating and Governance Committee assists the Board in fulfilling the Board’s oversight responsibilities with respect to confirming the independence of board members, developing desired characteristics of the Board and identifying individuals qualified to be members of the Board, and assessing the effectiveness of the Board and its committees.

While each committee is responsible for evaluating the risks within their areas of responsibility and primarily overseeing the management of such risks, all committees report regularly to the full Board, which also considers the Company’s entire risk profile.

Anti-Hedging

The Company prohibits its directors, officers and employees from engaging in hedging transactions relating to the Company’s securities, including by means of prepaid variable forwards, equity swaps, collars and exchange funds.

Compensation of Directors

The Human Capital and Compensation Committee is responsible for reviewing and establishing the compensation of the directors of the Company. On June 5, 2023, the Human Capital and Compensation Committee adopted amendments to the Company’s Amended and Restated Non-Employee Director Annual Compensation Program (as so amended, the “Director Compensation Program”).

Pursuant to the Director Compensation Program, each non-employee director automatically receives a grant of restricted stock on the date of the Board’s regularly scheduled quarterly meeting. The number of whole shares granted is equal to the number calculated by dividing 25% of the stock component of the director compensation amount determined by the Human Capital and Compensation Committee for that year by the fair market value of our stock on that day. The aggregate value of the restricted stock award for fiscal year 2025 was $72,800. Shares of restricted stock granted under the Director Compensation Program are fully vested upon the date of issuance. Other than as part of a Change in Control of the Company and except in the case of economic hardship of a particular non-employee director, as determined by the Human Capital and Compensation Committee, while a non-employee director is serving on our Board they may not sell or otherwise dispose of any of our stock received in connection with their service on our Board (whether that stock was granted under the Director Compensation Program, any predecessor program or otherwise) if that non-employee director has not satisfied the requirements of any stock ownership guidelines established for directors by the Board or if the transfer would cause them to be out of compliance with any such guidelines.

Pursuant to the Director Compensation Program, each non-employee director receives cash payments for their service on the Board and its committees. The amounts of those payments for the fiscal year ended January 31, 2025 were:

Position Covered	Fiscal Year 2025 Annual Payment

Service on the Board	$46,800

Lead Independent Director	$11,440

Audit Committee Chairman	$11,440

Human Capital and Compensation Committee Chairman	$ 9,360

Nominating and Governance Committee Chairman	$ 9,360

Committee Member (other than Chairman)	$ 4,160

Cash payments are made to non-employee directors in four equal tranches on the dates of the Board’s regular quarterly meetings. If a person becomes a non-employee director on a date other than the date of our annual meeting of

16 – AstroNova, Inc. | 2025 Proxy Statement

Corporate Governance (continued)

shareholders in any fiscal year, that person will receive an award of restricted stock as described above, but appropriately prorated to reflect the number of days remaining from the date he or she commences his or her service in that capacity until the scheduled date for our next annual meeting of shareholders. In addition, if a person becomes a non-employee director, Chairman of the Board, lead independent director, chairman of a committee or a member of a committee other than on the first business day of a fiscal quarter of the Company, he or she will receive cash fees on (i) the date of the regular full meeting of the Board held in that quarter or (ii) if later, the date he or she commences his or her service in that capacity, as described above, but appropriately prorated to reflect the number of days remaining in that fiscal quarter. Beginning in the second quarter of fiscal year 2026, the directors agreed to receive their cash fees in the form of shares of the Company’s common stock.

The following Director Compensation table provides information regarding the compensation paid or accrued by each person other than Mr. Woods who served as a director during the fiscal year ended January 31, 2025. See “Executive Compensation” for information regarding compensation of and outstanding equity awards held by Mr. Woods.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a)(b)	Total ($)

Alexis Michas	54,590	72,775	127,365

Mitchell I. Quain	65,920	72,775	138,695

Yvonne E. Schlaeppi	59,740	72,775	132,515

Richard S. Warzala	71,070	72,775	143,845

(a)

The amounts reflect the aggregate fair value of the awards on the grant date under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718 (“ASC 718”) for shares of restricted stock granted to directors. For additional information, refer to Note 15, “Share-Based Compensation,” in the Company’s audited financial statements for the fiscal year ended January 31, 2025, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2025. All stock awards were fully vested on the date of issuance.

(b)

As of January 31, 2025, the Company’s non-employee directors held the following number of outstanding stock options, all of which were fully vested: Mitchell I. Quain—20,000; Yvonne E. Schlaeppi—10,000; and Richard S. Warzala—10,000. Messrs. Michas and Nevin did not hold any stock options as of January 31, 2025.

Security Ownership of 5% Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding shares of common stock, as of October 13, 2025 (except as noted), by each person who is known to the Company to own of record or beneficially more than 5% of such stock:

Name of Beneficial Owner	Number of Shares Beneficially Owned(a)	Percent of Class

Askeladden Capital Management LLC 14 Sunrise Ct Trophy Club, TX 76262	716,233(b)	9.4%

Juniper Targeted Opportunity Fund, L.P. 555 Madison Avenue, 24th Floor New York, NY 10022	535,203(c)	7.1%

Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	516,983(d)	6.9%

Peter Kamin 2720 Donald Ross Road, Unit 311 Palm Beach Gardens, FL 33410	433,065(e)	5.8%

(a)

All information is based upon ownership of record as reflected on the stock transfer books of the Company or as reported on Schedule 13G or Schedule 13D filed under Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

AstroNova, Inc. | 2025 Proxy Statement – 17

Corporate Governance (continued)

(b)

According to a Schedule 13D/A filed with the SEC on August 29, 2025, Askeladden Capital Management LLC (“Askeladden”) and Samir Patel reported shared voting power and shared dispositive power with respect to 716,233 shares. These 716,233 shares are held by client accounts of Askeladden, the investment adviser. Askeladden client accounts are the record and direct beneficial owner of the 716,233 shares. Samir Patel is the Principal of Askeladden. As the Principal of Askeladden, Mr. Patel may be deemed to beneficially own these securities.

(c)

Juniper Targeted Opportunity Fund, L.P. (“Jupiter Fund”) has sole voting and dispositive power with respect to 535,203 shares. Juniper HF Investors II, LLC (“Juniper HF”), Juniper Investment Company, LLC (“Juniper Investment Company”), an investment adviser registered under the Advisers Act, Alexis P. Michas and John A. Bartholdson, have shared voting and dispositive power with respect to 535,203 shares based on their relationship with Jupiter Fund.

(d)

According to a Schedule 13G/A filed with the SEC on February 9, 2024, Dimensional Fund Advisors LP, an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and its subsidiaries (collectively, “Dimensional”) had sole voting power with respect to 512,713 shares and sole dispositive power with respect to 516,983 shares held by registered investment companies, trusts and separate accounts for which Dimensional serves as investment manager, adviser or sub-adviser as of December 29, 2023.

(e)

According to a Schedule 13D filed with the SEC on December 13, 2022, Peter H. Kamin had sole voting power and sole dispositive power with respect to 433,065 shares as of December 5, 2022, which includes 143,420 shares held by the Peter H. Kamin Revocable Trust dated February 2003, of which Mr. Kamin is the sole trustee, 82,084 shares held by the Peter H. Kamin Childrens Trust dated March 1997 of which Mr. Kamin is the trustee, and 58,823 shares held by 3K Limited Partnership, of which Mr. Kamin is the General Partner.

18 – AstroNova, Inc. | 2025 Proxy Statement

Corporate Governance (continued)

Our Management

The following sets forth certain information with respect to all executive officers of the Company as of October 13, 2025. All officers serve at the pleasure of the Board.

Name	Age	Position

Darius G. Nevin	67	Executive Chairman of the Board

Jorik Ittmann	47	President, Chief Executive Officer and Director

Tom W. Carll	59	Senior Vice President, Aerospace

Thomas D. DeByle	65	Vice President, Chief Financial Officer and Treasurer

Padraig Finn	43	Senior Vice President, Product Identification

Michael J. Natalizia	62	Vice President, Technology & Strategic Alliances and Chief Technology Officer

Mr. Nevin was appointed Chairman of the Board of the Company on July 31, 2025. Please refer to Proposal 1 for Mr. Nevin’s full biography.

Mr. Ittmann was appointed President and Chief Executive Officer of the Company effective August 15, 2025. Please refer to Proposal 1 for Mr. Ittmann’s full biography.

Mr. Carll joined the Company in 1989 and has held the position of Vice President and General Manager—Aerospace since 2011. Previously, Mr. Carll was Product Manager and National Sales Manager of the AstroNova Test & Measurement product group and, from its formation in 2004, the AstroNova Aerospace business group.

Mr. DeByle was appointed Vice President, Chief Financial Officer, and Treasurer of the Company effective June 17, 2024. Prior to joining the Company, Mr. DeByle served as Chief Financial Officer for Plastic Industries, a manufacturer of blow molded, high-density polyethylene bottles for food, specialty beverage, dairy, health, wellness, household and industrial product markets, from October 2021 through the sale of the business to Altium Packaging in August 2022. Mr. DeByle also held the position of Sr. Vice President and Chief Financial Officer of NN, Inc., a global precision component manufacturer with extensive experience in machining, stamping, and precious metal plating from September 2019 to June 2021, and Vice President, Chief Financial Officer and Treasurer of Standex International Corporation, a global multi-industry manufacturer in five broad business segments: Electronics, Engraving, Scientific, Engineering Technologies, and Specialty Solutions from March 2008 through September 2019. Additionally, Mr. DeByle currently serves on the Board of Directors of Chase Corporation and Good Foods Group, LLC.

Mr. Finn was appointed Senior Vice President of Product Identification effective August 15, 2025. He previously held the position of Director of Sales EMEA since September 2024. Prior to joining the Company, Mr. Finn served as UK and Europe Sales Director of AutoCoding Systems from July 2022 to September 2024. Prior to that, Mr. Finn spent over 16 years at Linx Printing Technologies holding the position of Global Distribution Sales Manager from December 2019 to June 2022.

Mr. Natalizia was appointed Vice President—Technology & Strategic Alliances and Chief Technology Officer of the Company on March 9, 2012. Prior to this appointment, Mr. Natalizia had held the position of Director of Product Development of the Company since 2005.

AstroNova, Inc. | 2025 Proxy Statement – 19

Corporate Governance (continued)

Security Ownership of Directors and Officers

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of October 13, 2025, based on 7,638,423 shares of common stock outstanding as of such date, by each director, by each named executive officer listed in the Summary Compensation Table and by all directors and current executive officers as a group. Unless otherwise noted, all shares of common stock are subject to the sole voting and dispositive power of the respective directors and executive officers.

	Beneficial Ownership

Name of Beneficial Owner	Shares and Restricted Shares(a)		Right to Acquire Within 60 Days of October 13, 2025(b)	Total Beneficial Ownership (a)	Percent of Class

Non-employee directors

Shawn Kravetz	2,318		—	2,318	*

Alexis P. Michas	557,029	(c)	—	557,029	7.3%

Mitchell I. Quain	117,776		15,000	132,766	1.7%

Yvonne E. Schlaeppi	44,427		10,000	54,427

Richard S. Warzala	67,866		10,000	77,866	1.0%

Named Executive Officers

Michael J. Natalizia	45,725		17,500	63,225	*

Thomas W. Carll	32,155		17,500	49,655	*

Gregory A. Woods(d)	209,239		145,500	354,739	4.6%

David S. Smith(d)	37,161		—	37,161	*

All directors and current executive officers of the Company as a group(11)(e)	875,636		100,000	975,636	12.6%

*	Indicates less than 1.0%.

(a)

If applicable, beneficially owned shares include shares owned by the spouse, minor children, and certain other relatives of the director or executive officer, as well as shares held by trusts of which the person is a trustee or in which he or she has a beneficial interest.

(b)	All options held by non-employee directors and executive officers are fully vested and currently exercisable.

(c)

Mr. Michas, as a managing member of Juniper HF and Juniper Investment Company, may be deemed to own beneficially the 535,203 shares held by Juniper Fund and Juniper Investment Company. Mr. Michas disclaims beneficial ownership of such shares for all other purposes.

(d)	Mr. Woods’ employment terminated on July 16, 2025. Mr. Smith’s employment terminated on July 12, 2024.

(e)

The total group of eleven includes four additional directors and executive officers of the Company not listed above. The total group does not include former executive officers Gregory A. Woods and David S. Smith.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the directors and executive officers of the Company and any persons who beneficially own more than ten percent of the Company’s common stock to file with the SEC various reports of beneficial ownership and changes in beneficial ownership. Based solely on a review of the copies of such reports received by the Company and certain written representations that no other reports were required, the Company believes that for the fiscal year ended January 31, 2025, all of its officers, directors and 10% beneficial owners complied with the requirements of Section 16(a), except for one late-filed Form 4 by each of Mr. Carll, Mr. Natalizia, Mr. Petrarca, Mr. Smith and Mr. Woods, filed on April 3, 2024, relating to the issuance of shares of common stock and withholding of shares to cover taxes upon the vesting and settlement of restricted stock units.

20 – AstroNova, Inc. | 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The Human Capital and Compensation Committee of the Company’s Board of Directors (the “Committee”) is charged with the responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy and setting the compensation for our executives and key management personnel in a manner which is internally equitable. The Committee also is responsible for reviewing and establishing the compensation of directors.

Compensation Philosophy and Objectives. The Committee’s overall philosophy in terms of executive compensation is to link management incentives with the actual financial performance of the Company. Similarly, the compensation should attract, retain, and motivate highly qualified individuals to achieve the Company’s business goals and link their interests with shareholder interests. In setting compensation for the Company’s executive officers, the Committee considers the executive’s performance, awards, if any, made during prior years and other relevant factors, including the results of the annual advisory vote of the Company’s shareholders on executive compensation. The Committee seeks to have the long-term performance of the Company’s common stock reflected in executive compensation through our equity incentive programs.

Elements of Compensation. The total compensation program for the Company’s executive officers consists of the following:

●	salary;

●	cash incentive and bonus awards tied to the Company’s annual performance;

●	equity-based incentive compensation, in the form of time-based restricted stock units and, historically, performance-based restricted stock units; and

●	retirement and other benefits.

The Committee seeks to structure each element of compensation to attract and retain the necessary executive talent, reward annual performance and provide incentives for achieving both long-term strategic goals and short-term performance goals. To this end, the Committee seeks to establish salaries at levels that are competitive within the Company’s industry and geographical markets. As described further below, the Committee has historically utilized annual cash-based incentive awards tied to the achievement by the Company of EBITDA-based targets to encourage the Company’s executives to focus on improving the Company’s short-term profitability. The Committee utilizes a mix of time-based restricted stock units and, historically, performance-based restricted stock units tied to the Company’s achievement of multi-year performance goals in order to encourage the Company’s executives to focus on driving the Company’s long-term growth. The Committee believes that the combination of these elements is effective in aligning the interests of the Company’s executives with those of its shareholders.

Say on Pay Consideration. In accordance with SEC rules, the Company conducted a non-binding, advisory vote on the Company’s executive compensation at its 2024 annual meeting of shareholders. The Company’s shareholders voted to approve the Company’s executive compensation practices at the 2024 annual meeting by a favorable vote of approximately 98.3% of the votes cast.

Setting Executive Compensation. The Committee is responsible for establishing and periodically reviewing the compensation of the Company’s executive officers and approving all equity awards. The Committee annually reviews the performance of the executive officers and based on these reviews, the Committee determines salary adjustments and annual awards. The Chief Executive Officer does not take part in any deliberations concerning his own compensation, and the Executive Chairman similarly recuses himself from all deliberations concerning his own compensation.

Fiscal Year 2025 Compensation Overview. We are required to make disclosures regarding compensation for certain of our executive officers. This includes compensation disclosure for all principal executive officers during the last completed fiscal year, the two most highly compensated executive officers (other than the principal executive officer) who were serving as executive officers at the end of the last completed fiscal year, and up to two additional individuals for whom disclosure would have been provided (as two of the most highly compensated executive officers) but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year. Our “Named Executive Officers” as of the fiscal year ended January 31, 2025, were Mr. Woods, Mr. Natalizia, Mr. Carll and our former Vice President, Chief Financial Officer and Treasurer, David Smith. The total compensation paid to our Named Executive Officers in the fiscal year ended January 31, 2025 decreased from the total compensation paid in the prior fiscal year. As is shown in the Summary Compensation Table below, this decrease was primarily a result of the fact that

AstroNova, Inc. | 2025 Proxy Statement – 21

Compensation Discussion and Analysis (continued)

(i) no bonuses were paid to the Named Executive Officers under the Company’s Senior Executive Short-Term Incentive Plan (“STIP”) with respect to fiscal year 2025 and (ii) none of the performance-based restricted stock units granted in fiscal year 2023 or 2024 became “Earned RSUs” (as defined below) in fiscal year 2025 based on the Company’s revenue for either of those years, the impact of which was partially offset by salary increases.

Salary. Base salaries for executive officers are evaluated each year. Historically, base salaries have been increased at annual rates which approximate the general rates of increase of compensation for all employees of the Company. Annual salary adjustments are made effective April 1 of each year. Effective April 1, 2024, the Committee set the fiscal year 2025 annual salaries of the Named Executive Officers as follows:

Name	Salary ($)

Gregory A. Woods	477,000

Michael J. Natalizia	260,000

Thomas W. Carll	230,000

David S. Smith	328,000

Cash Incentive and Bonus Awards. Annual cash incentive awards are an important component of total executive cash compensation because they reward the Company’s executives for achieving targeted, annual results and emphasize variable or “at risk” compensation. From time-to-time the Committee awards discretionary cash bonuses to the Company’s executives to reward their efforts in extraordinary circumstances.

Senior Executive Short-Term Incentive Plan. Participants in the STIP (which may include any executive officer, vice president or director-level manager) are determined annually by the Committee. Awards under the STIP are earned based on achieving or exceeding annual financial objectives, which the Committee has full discretion to establish for each plan year. Annually, the Committee establishes a Target Award for each STIP participant, which may vary as to each participant and from year to year. In June 2024, the Committee established the following Target Awards for our Named Executive Officers for fiscal year 2025:

Name	Target Award ($)	Target Award as Percentage of Base Salary

Gregory A. Woods	381,600	80%

Michael J. Natalizia	91,000	35%

Thomas W. Carll	80,500	35%

David S. Smith	147,600	45%

Concurrently with the establishment of the Target Awards for fiscal year 2025, the Committee established fiscal year 2025 consolidated adjusted EBITDA as the sole performance goal under the STIP (the “2025 Performance Goal”) and established a threshold and a target for the 2025 Performance Goal. The total STIP award earned by a Named Executive Officer for fiscal year 2025 is calculated as follows:

●

No bonus was to be paid with respect to the 2025 Performance Goal unless the Company’s fiscal year 2025 adjusted EBITDA exceeded the threshold established by the Committee. If the Company’s fiscal year 2025 adjusted EBITDA equaled the target established by the Committee, 100% of the target bonus would have been paid. If our fiscal year 2025 adjusted EBITDA had fallen between the threshold and the target, the bonus amount would have been determined through linear interpolation. Since fiscal year 2025 adjusted EBITDA fell below the threshold and the target, no bonus amount was paid. An incremental bonus of up to 100% of each participant’s total STIP target bonus would have been paid if our fiscal year 2025 adjusted EBITDA fell between the target and an enhanced target established by the Committee. If our fiscal year 2025 adjusted EBITDA had fallen between the target and the enhanced target, the bonus amount would have been determined through linear interpolation. No further bonus would have been paid on account of fiscal year 2025 adjusted EBITDA exceeding $26,000,000.

22 – AstroNova, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis (continued)

Each of our Named Executive Officers’ STIP award is subject to the following limitations:

●	Aggregate awards under the STIP in any year may not exceed 15% of the Company’s consolidated operating income for that year determined without deduction for the STIP awards.

●	Aggregate awards earned must be fully accounted for when determining whether a performance goal based upon adjusted EBITDA has been achieved.

The threshold and target for the 2025 Performance Goal and the corresponding amount of the STIP paid based on the Company’s results for fiscal year 2025 were as follows:

Performance Goal	Threshold($)	Target ($)	Enhanced Target ($)	Actual Adjusted EBITDA Performance ($)	Percentage of Target Bonus Earned (%)

Adjusted EBITDA Goal	19,000,000	23,000,000	26,000,000	12,335,000	—

As a result, per the above table, none of our Named Executive Officers received a STIP award for fiscal year 2025.

Equity-based Incentive Compensation. Total compensation at the executive level also includes equity incentive awards granted under the Company’s 2018 Equity Incentive Plan. The objectives of the equity incentive awards are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and the Company’s performance in key financial metrics, and to enable executives to develop and maintain a long-term stock ownership position in the Company’s common stock.

In fiscal year 2025, the Committee granted to the Named Executive Officers the following number of time-based restricted stock units.

Name	Time-based Restricted Stock Units

Gregory A. Woods	13,964

Michael J. Natalizia	1,776

Thomas W. Carll	1,571

David S. Smith	4,801

The time-based restricted stock units vest in three equal annual installments commencing on the first anniversary of the date of grant, based on the executive’s continued employment with us.

The Company also utilizes performance-based restricted stock units with multi-year performance periods to further align the interests of our executives with the long-term interests of the Company and its shareholders. In fiscal year 2025, the Committee did not grant any performance-based restricted stock units to our executives. In fiscal years 2023 and 2024, the Committee granted to the Named Executive Officers the following numbers of performance-based restricted stock units:

Name	Performance- based Restricted Stock Units Granted in Fiscal Year 2023	Performance- based Restricted Stock Units Granted in Fiscal Year 2024

Gregory A. Woods	30,905	36,799

Michael J. Natalizia	3,934	4,684

Thomas W. Carll	3,348	3,986

David S. Smith	10,635	12,663

AstroNova, Inc. | 2025 Proxy Statement – 23

Compensation Discussion and Analysis (continued)

The performance-based restricted stock units may be earned based upon the achievement by the Company of a performance goal based on a revenue threshold and target (the “Revenue Goal”) over a three fiscal-year period (the “Performance Period”) as follows:

Fiscal Year Granted	Performance Period (fiscal years)	Revenue Threshold	Revenue Target

2023	2023, 2024 and 2025	$150,000,000	$180,000,000

2024	2024, 2025 and 2026	$180,000,000	$210,000,000

The number of performance-based restricted stock units that become earned (“Earned RSUs”) with respect to any fiscal year within a Performance Period (a “Performance Year”) will be equal to the product of the total number of performance-based restricted stock units, less any performance-based restricted stock units that became Earned RSUs with respect to a prior Performance Year within that Performance Period, multiplied by the Earned Revenue Percentage (as defined below) for such Performance Year, rounded down to the nearest whole number. In no event will the aggregate number of Earned RSUs with respect to an award of performance-based restricted stock units exceed the total number of performance-based restricted stock units constituting the applicable award. One-third of the number of performance-based restricted stock units that become Earned RSUs will vest on the date that the Committee determines that they have been earned, with the remaining two-thirds vesting in equal installments on the first and second anniversaries of that date.

For purposes of the performance-based restricted stock units, “Earned Revenue Percentage” for a Performance Year means the percentage obtained by dividing (i) the Company’s revenue for that Performance Year, as determined by the Committee in accordance with United States generally accepted accounting principles (the “Revenue”), minus the Adjusted Performance Threshold (defined below) for that Performance Year by (ii) the performance target minus the Adjusted Performance Threshold for that Performance Year. If the revenue for any Performance Year is less than or equal to the Adjusted Performance Threshold for that Performance Year, the Earned Revenue Percentage for that Performance Year shall be zero, and if the Revenue for any Performance Year is equal to or exceeds the Annual Performance Target, the Earned Revenue Percentage for that Performance Year shall be 100%. The “Adjusted Performance Threshold” for a Performance Year means the greater of (i) the performance threshold and (ii) the highest revenue for any previously completed Performance Year.

As previously noted, in fiscal year 2025, the Committee determined not to issue any performance-based restricted stock units to our executives. The number of performance-based restricted stock units held by our Named Executive Officers that became Earned RSUs based on the Company’s fiscal year 2025 revenue of $151.3 million are as follows:

Name	Fiscal Year Granted	Adjusted Performance Threshold ($)(1)	Earned RSUs (#)	Remaining Performance- based Restricted Stock Units (#)

Gregory A. Woods	2024	180,000,000	—	36,799

	2023	150,000,000	1,328	—	(2)

Michael J. Natalizia	2024	180,000,000	—	4,684

	2023	150,000,000	169	—	(2)

Thomas W. Carll	2024	180,000,000	—	3,986

	2023	150,000,000	143	—	(2)

David S. Smith	2024	180,000,000	—	—	(3)

	2023	150,000,000	—	—	(3)

(1)

None of the performance-based restricted stock units granted in fiscal years 2023 or 2024 became Earned RSUs based on the Company’s revenue for either of those years, and accordingly, the Adjusted Performance Threshold equaled the original threshold for those grants.

24 – AstroNova, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis (continued)

(2)

Performance-based restricted stock units granted in fiscal year 2023 that did not become Earned RSUs based on the Company’s fiscal year 2025 revenue were forfeited. As a result, performance-based restricted stock units of 29,577, 3,765, and 3,205 that were granted to Messrs. Woods, Natalizia and Carll, respectively, in fiscal year 2023 were forfeited.

(3)

Performance-based restricted stock units granted to Mr. Smith that had not become Earned RSUs as of July 12, 2024, the date Mr. Smith’s employment with the Company ended, were forfeited as of such date.

Recent Amendments to Senior Executive Short-Term Incentive Plan for Fiscal Year 2026. In June 2025, the Company announced that in light of certain restructuring actions, the Committee determined that it was in the Company’s best interests and the best interests of its shareholders to review the STIP and the previously established performance criterion and goals. Following that review, in June 2025, the Committee amended the STIP to add corporate performance goals related to revenue and adjusted operating cash flow, and segment-level performance goals related to adjusted operating cash flow.

The amendment to the STIP did not change the aggregate target award for fiscal year 2026 for any grantee of an award under the STIP. The following table sets forth, for each of Jorik Ittmann, our President and Chief Executive Officer, Thomas DeByle, our Vice President, Chief Financial Officer and Treasurer, Michael Natalizia, our Chief Technology Officer and Vice President of Strategic Alliances, and Thomas Carll, our Senior Vice President, General Manager—Aerospace (who we refer to collectively as the participants), the percentage of base salary (the “Target Award Percentage”) that constitutes each participant’s aggregate target award under the STIP for fiscal year 2026.

Name	Target Award Percentage for Fiscal Year 2026

Jorik Ittmann	70%

Thomas DeByle	70%

Michael Natalizia	45%

Thomas Carll	45%

The amounts ultimately payable under the amended STIP to each of the participants will be based on the achievement of corporate performance goals and segment-level performance goals as follows, expressed as percentages of each participant’s target award:

Name	AstroNova Revenue	AstroNova Adjusted Operating Cash Flow	AstroNova Adjusted EBITDA	Aerospace Segment Revenue	Aerospace Segment Adjusted Operating Income	Aerospace Segment Adjusted Operating Cash Flow

Mr. Ittmann	25%	25%	50%	—	—	—

Mr. DeByle	25%	25%	50%	—	—	—

Mr. Natalizia	25%	25%	50%	—	—	—

Mr. Carll	—	—	20%	35%	20%	25%

The bonus earned by each participant under the amended STIP for fiscal year 2026 with respect to each performance goal will be calculated separately as follows:

●

No bonus with respect to a performance goal will be paid unless our or the applicable segment’s performance for fiscal year 2026 with respect to that performance goal equals a threshold established by the Committee, in which case the bonus with respect to that performance goal shall be 50% of that performance goal target award.

●

If the Company’s or the applicable segment’s fiscal year 2026 performance with respect to a performance goal equals a target established by the Committee, the bonus with respect to that performance goal shall be 100% of that performance goal target.

●

If the Company’s or the applicable segment’s fiscal year 2026 performance with respect to a performance goal falls between the applicable threshold and target, the bonus payable with respect to that performance goal will be determined through linear interpolation.

AstroNova, Inc. | 2025 Proxy Statement – 25

Compensation Discussion and Analysis (continued)

●

An incremental bonus of up to 100% of each participant’s performance goal target award with respect to each performance goal will be paid if our or the applicable segment’s fiscal year 2026 performance with respect to that performance goal falls between the target and a superior level of performance established by the Committee. If the Company’s or the applicable segment’s fiscal year 2026 performance falls between the target and superior levels of performance, the bonus paid with respect to that performance goal will be determined through linear interpolation. No further bonus will be paid under the STIP with respect to any performance goal for performance in excess of the superior level.

For purposes of the 2026 STIP, as amended,

●

Adjusted EBITDA means our net income (loss) determined in accordance with United States generally accepted accounting principles (“GAAP”), adjusted to exclude interest income (expense), depreciation and amortization, income tax expense (provision), share-based compensation and such other items as may be approved by the Committee, and shall be calculated consistent with the calculations utilized in the Corporation’s earnings release for the first quarter of fiscal year 2026 (the “Q1 Release”);

●

Aerospace Segment Operating Income means the Aerospace segment’s operating income (loss) determined in accordance with GAAP, adjusted to exclude MTEX-related acquisition expenses, inventory step-up costs and restructuring charges, each net of taxes, and such other items as may be approved by the Committee;

●

AstroNova Adjusted Operating Cash Flow means our operating income (loss) determined in accordance with GAAP, adjusted to exclude MTEX-related acquisition expenses, inventory step-up costs and restructuring charges, each net of taxes, and such other items as may be approved by the Committee, calculated consistent with the calculations utilized in the Q1 Release, and further adjusted to add back depreciation and amortization expense, to subtract capital expenditures, and to include the impact of changes in inventory, accounts receivable, and accounts payable;

●

Aerospace Segment Operating Cash Flow means the Aerospace Segment’s Adjusted Operating Income, further adjusted to add back Aerospace Segment depreciation and amortization expense, to subtract Aerospace Segment capital expenditures, and to include the impact of changes in Aerospace Segment inventory, Aerospace Segment accounts receivable, and Aerospace Segment accounts payable; and

●	AstroNova Revenue and Aerospace Segment Revenue are determined in accordance with GAAP.

All payments and awards will be subject to the other provisions and limitations of the STIP, including:

●

Aggregate annual awards under the STIP may not exceed 15% of the Corporation’s consolidated operating income for the applicable fiscal year, determined without deduction for the payment of awards under the STIP.

●	Aggregate awards earned must be fully accounted for when determining whether a performance goal based upon Adjusted EBITDA has been achieved.

Long-term Incentive Program for Fiscal Years 2026 through 2028. In June 2025, the Company granted Stock-Settled Performance Awards to each of Messrs. Ittmann, DeByle, Natalizia and Carll with the following reference values:

Name	Reference Value for Stock-Settled Performance Award

Jorik Ittmann	$110,000

Thomas DeByle	$247,500

Michael Natalizia	$98,000

Thomas Carll	$102,000

The earned value for each of these awards will be determined by the Company’s performance in the fiscal year ended January 31, 2028 (the “Performance Year”) with respect to Cumulative Organic Sales Growth and Adjusted EPS (each as defined below; each a “Performance Goal” and together, the “Performance Goals”). The Performance Goals are equally weighted for each of the participants.

26 – AstroNova, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis (continued)

The Target, Threshold and Superior levels of performance for each of the Performance Goals are:

Performance Goal	Threshold	Target	Superior

Cumulative Organic Revenue Growth	20%	25%	30%

Adjusted EPS	$1.35	$1.60	$1.85

The earned value amount with respect to each Performance Goal shall be determined as follows:

●

If the Company’s performance for the Performance Year with respect to a Performance Goal is less than the applicable Threshold level of performance, the earned value amount with respect to that Performance Goal will be zero.

●

If the Company’s performance for the Performance Year with respect to a Performance Goal is equal to the applicable Threshold level of performance, the earned value amount with respect to that Performance Goal will be equal to 25% of the Reference Value.

●

If the Company’s performance for the Performance Year with respect to a Performance Goal is equal to the applicable Target level of performance, the earned value amount with respect to that Performance Goal will be equal to 50% of the Reference Value.

●

If the Company’s performance for the Performance Year with respect to a Performance Goal is equal to the applicable Superior level of performance, the earned value amount with respect to that Performance Goal will be equal to 75% of the Reference Value; no additional Earned Value amount will be awarded with respect to performance for either Performance Goal that exceeds the Superior level of performance.

●

If the Company’s performance for the Performance Year with respect to a Performance Goal falls between the applicable Threshold and Target levels of performance or between the applicable Target and Superior levels of performance, the earned value amount with respect to that Performance Goal will be determined through linear interpolation.

If the Company’s performance for the Performance Year with respect to one Performance Goal equals or exceeds the applicable Threshold level of performance but the Company’s performance with respect to the other Performance Goal is less than the applicable Threshold level of performance, the earned value amount with respect to the Performance Goal for which the Threshold level of performance is met or exceeded will be reduced by 20%.

The earned value to be used for determining how many shares of the Company’s common stock will be issued to each grantee upon settlement of the Stock-Settled Performance Award will be equal to the sum of the earned value amounts for both of the Performance Goals. The total number of shares issued to a participant in respect of the Awards will be equal to the earned value divided the greater of (i) the fair market value of one share of the Company’s common stock on the grant date and (ii) the fair market value of one share of the Company’s common stock on the date the Committee certifies the level of achievement with respect to the Performance Goals. Any shares of common stock issued upon settlement of the Stock-Settled Performance Awards will be fully vested at the time of issuance.

For purposes of the Stock-Settled Performance Awards granted to Messrs. Ittmann, DeByle, Natalizia and Carll:

●

“Adjusted EPS” means the Company’s earnings per share, as calculated in accordance with GAAP, adjusted to exclude the impact of non-recurring items, as approved by the Committee, such as restructuring charges, impairment charges, and unbudgeted gains or losses outside the control of management; and

●

“Cumulative Organic Revenue Growth” means the amount, expressed as a percentage, by which the Company’s revenue in the Performance Year, excluding any revenues attributable to any subsidiary, product line or other line of business the Company may acquire subsequent to January 31, 2025, exceeds the Company’s revenues for the Company’s fiscal year ended January 31, 2025.

AstroNova, Inc. | 2025 Proxy Statement – 27

Compensation Discussion and Analysis (continued)

In connection with the Board appointing Mr. Ittmann as the Company’s new President and Chief Executive Officer and a member of its Board, and the changes to the Company’s executive leadership team, on August 15, 2025, the Company issued to the executives set forth below Stock-Settled Performance Awards with the following reference values, which otherwise have the same terms, including the performance period and performance goals thereunder, as set forth above:

Name	Reference Value

Jorik Ittmann	$115,753

Thomas DeByle	$82,185

Tom Carll	$11,112

Michael Natalizia	$12,964

Based on the closing price of $9.29 for the Company’s common stock on June 12, 2025 and the closing price of $11.47 for the Company’s common stock on August 15, 2025, the grant dates for the Stock-Settled Performance Awards, the earned value and maximum number of shares that can be earned by each of the participants with respect to each Performance Goal at each of the levels of performance is as follows:

	Earned Value and Maximum Number of Shares Issuable for Each Performance Goal at Specified Levels of Performance

	Threshold		Target		Superior

	Earned Value	Shares	Earned Value	Shares	Earned Value	Shares

Jorik Ittmann	$56,438	5,482	$112,877	10,965	$169,315	16,448

Thomas DeByle	$82,421	8,451	$164,843	16,902	$247,264	25,354

Michael Natalizia	$27,741	2,919	$55,482	5,839	$83,223	8,758

Thomas Carll	$28,278	2,986	$56,556	5,973	$84,834	8,960

On August 15, 2025, the Company also issued to the executives set forth below time-based restricted stock units for a number of shares of the Company’s common stock with values set forth below, based on the closing price of the Company’s common stock on August 15, 2025, which will vest and be settled on August 15, 2028:

Name	Value of Shares of Common Stock Subject to Restricted Stock Units

Jorik Ittmann	$1,500,000

Thomas DeByle	$1,000,000

Tom Carll	$ 500,000

Michael Natalizia	$ 250,000

Share Ownership and Retention Guidelines. The Committee believes that, as a rule, senior management should have a meaningful equity interest in the Company. In order to promote equity ownership and further align the interests of management with our shareholders, the Committee has adopted share ownership and retention guidelines for our executives. These guidelines are based upon the market value of our common stock as a multiple of such officer’s base pay. The multiple is three times base salary for the CEO, two times base salary for the Chief Financial Officer and 1.25 times base salary for the other executive officers. Under these guidelines, an executive was expected to achieve the ownership level by April 1, 2020 or, if later, within five years of his or her initial appointment as an executive officer. Executives are expected to retain at least 50% of all shares acquired on vesting of restricted stock or restricted stock units and 50% of all shares acquired on exercise of any stock option (net of any shares tendered or withheld for payment of taxes) until they achieve the specified ownership level and thereafter maintain such ownership level.

28 – AstroNova, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis (continued)

Retirement and Other Benefits. In order to attract and retain key executives, the Company offers retirement benefits through a Profit-Sharing Plan for employees, including its executive officers.

Profit Sharing Plan. The Company maintains a Profit Sharing Plan that is a qualified plan under Section 401(k) of the Internal Revenue Code, which provides retirement benefits to substantially all the Company’s employees.

Each eligible employee shares in contributions on the basis of relative compensation. In addition, participants are permitted to defer up to 50% of their cash compensation and make contributions of such deferral to this plan through payroll deductions (limited to $22,500 in calendar year 2023 and $23,000 in calendar year 2024). The Company makes matching contributions equal to 50% of the first seven percent of compensation contributed. The deferrals are made within the limits prescribed by Section 401(k). The Profit Sharing Plan provides for the vesting of 100% of matching contributions made by the Company to the account of the employee after three years of service. Contributions by an employee are 100% vested immediately.

Perquisites. In addition to the benefits described above, the Company provides automobile allowances to certain of its executive officers and a housing allowance to one of its Named Executive Officers. The amount of any automobile or housing allowance granted to our Named Executive Officers is reflected in the “All Other Compensation” column of the Summary Compensation Table below.

Employment Agreements, Severance Benefits and Change in Control – Jorik Ittmann

On August 2, 2025, in connection with Mr. Ittmann’s appointment as the Company’s new President and Chief Executive Officer, the Company entered into a letter agreement (the “Ittmann Letter Agreement”) with Mr. Ittmann, which provides for the terms of Mr. Ittmann’s employment by the Company as its President and Chief Executive Officer.

Mr. Ittmann’s annual base salary is $360,000. Mr. Ittmann’s target bonus under the Company’s STIP for fiscal year 2026 (the “2026 STIP”) was increased to 70% of his base salary, which for purposes of the 2026 STIP will be the amount of salary actually paid to Mr. Ittmann by the Company in fiscal year 2026. Mr. Ittmann’s performance goals and the definition of the performance goals, the methods for calculating bonuses earned under the 2026 STIP and the other terms of the 2026 STIP are as set forth above under the heading “Recent Amendments to Senior Executive Short-Term Incentive Plan for Fiscal Year 2026”. In addition, the Company issued to Mr. Ittmann a Stock-Settled Performance Award with a reference value of $115,753. The terms of the award, including the performance period and performance goals thereunder, are as set forth above under the heading “Long-term Incentive Program for Fiscal Years 2026 through 2028”.

The Company also agreed to issue to Mr. Ittmann a time-based restricted stock unit for a number of shares of the Company’s common stock with a value of $1,500,000, based on the closing price of the Company’s common stock on August 15, 2025. These restricted stock units will vest and be settled on August 15, 2028. However, if the Company terminates Mr. Ittmann’s employment as the Company’s President and Chief Executive Officer without Cause (as defined in the Ittmann Letter Agreement) prior to the earlier of (a) the third anniversary of the Ittmann Letter Agreement and (b) the consummation of a Change-In-Control (as defined in the Ittmann Letter Agreement), a pro rata portion of the restricted stock units, based on the number of days Mr. Ittmann actually serves as the Company’s President and Chief Executive Officer, will immediately vest. The restricted stock units will be governed by and subject to the Company’s 2018 Equity Incentive Plan and the form of time-based restricted stock unit previously approved by the Human Capital and Compensation Committee of the Company’s Board of Directors.

Under the terms of the Ittmann Letter Agreement, if, prior to August 15, 2028, the Company sells a material portion of its business (as determined by the Board or a designated committee thereof) or a Change-In-Control occurs, in either case in connection with which a dividend or distribution is declared and paid to the shareholders of the Company or consideration is otherwise paid to the shareholders of the Company (a “Triggering Transaction”), Mr. Ittmann will be entitled to receive a payment, in the same form as is paid or distributed to the shareholders of the Company in connection with the Triggering Transaction, in the amount that would have been distributable with respect to the number of shares of the Company’s common stock underlying the restricted stock units described above that remain unvested immediately following the consummation of the Triggering Transaction. Mr. Ittmann’s eligibility to receive this payment is conditioned upon his continuing employment by the Company through the date the Triggering Transaction is consummated. Restricted stock units for which vesting is accelerated or for which payment is otherwise made in connection with a Triggering Transaction will be excluded from the calculation of any amount payable to Mr. Ittmann.

AstroNova, Inc. | 2025 Proxy Statement – 29

Compensation Discussion and Analysis (continued)

The Ittmann Letter Agreement provides that if the Company terminates Mr. Ittmann’s employment without Cause, except in connection with a Change-In-Control in connection with which a dividend or distribution is declared and paid to the shareholders of the Company or consideration is otherwise paid to the shareholders of the Company, he will be entitled to partial salary continuation for a period of 52 weeks. The amount potentially payable will be equal to his base salary in effect at the time of his termination if the termination occurs on August 15, 2025, decreasing ratably over time such that no salary continuation will be owed in connection with a termination occurring on or after August 15, 2028. In the event that Mr. Ittmann’s employment by the Company is terminated in connection with a Change-In-Control in connection with which a dividend or distribution is declared and paid to the shareholders of the Company or consideration is otherwise paid to the shareholders of the Company, whether with or without Cause, no severance will be payable.

The Company will reimburse Mr. Ittmann for all reasonable travel-related expenses incurred in connection with his duties, including airfare between St. Louis, Missouri and the Company’s headquarters West Warwick, Rhode Island and car rental and reasonable lodging expenses. If any reimbursed amounts are treated as taxable income, the Company will provide a tax gross-up to Mr. Ittmann in an amount necessary to place Mr. Ittmann in the same after-tax position as if no such tax liability had arisen.

Letter Agreements and Change in Control – Other Executives. In connection with the changes to the Company’s executive leadership team, on August 2, 2025, the Company also entered into letter agreements (the “Executive Letter Agreements”) with Thomas DeByle, the Company’s Vice President, Chief Financial Officer and Treasurer, Tom Carll, the Company’s Senior Vice President, Aerospace, and Michael Natalizia, the Company’s Vice President, Technology & Strategic Alliances and Chief Technology Officer (collectively, the “Executives”).

Under the terms of the Executive Letter Agreements:

●	the Executives’ annual base salaries will be adjusted as follows, effective as of August 15, 2025:

Name	Salary

Thomas DeByle	$425,000

Tom Carll	$280,000

Michael Natalizia	$280,000

●	the Executives’ target bonuses under the 2026 STIP are as set forth above under the header, “Recent Amendments to Senior Executive Short-Term Incentive Plan for Fiscal Year 2026”;

●	Stock-Settled Performance Awards with the reference values and terms as set forth above under the heading “Long-term Incentive Program for Fiscal Years 2026 through 2028”;

●

time-based restricted stock units for the number of shares of the Company’s common stock with values set forth above under the heading “Long-term Incentive Program for Fiscal Years 2026 through 2028”, which has the closing price and terms as set forth above;

●

if the Company completes a Triggering Transaction before August 15, 2028, the Executives will be entitled to receive payments on substantially the same terms as provided in the Ittmann Letter Agreement, except that the amounts of such payments shall be calculated for each Executive based on the respective time-based restricted stock units issued to them;

●

if Company terminates an Executive’s employment without Cause, except in connection with a Change-In-Control in connection with which a dividend or distribution is declared and paid to the shareholders of the Company or consideration is otherwise paid to the shareholders of the Company, that Executive will be entitled to the partial salary continuation for a period of 52 weeks; the amount potentially payable will be equal to his base salary in effect at the time of his termination if the termination occurs on August 15, 2025, decreasing ratably over time such that no salary continuation will be owed in connection with a termination occurring on or after August 15, 2028; no severance will be payable as a result of a termination of employment in connection with a Change-In-Control in connection with which a dividend or distribution is declared and paid to the shareholders of the Company or consideration is otherwise paid to the shareholders of the Company, whether with or without Cause.

In addition, the Executive Letter Agreement with Mr. DeByle provides that if Mr. DeByle’s employment with the Company terminates after June 17, 2027 as a result of his bona fide retirement, all of his then-outstanding time-based restricted stock units, including the time-based restricted stock units to be issued pursuant to the Executive Letter Agreement with Mr. DeByle, will continue to vest over time as if he were still employed.

30 – AstroNova, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis (continued)

Employment Agreements and Severance Benefits – Gregory A. Woods.

On June 29, 2025, Gregory A. Woods resigned from his positions as President and Chief Executive Officer of the Company and as a member of the Company’s Board. Pursuant to the terms of a Separation Agreement and General Release entered into by the Company and Mr. Woods effective as of July 16, 2025 (the “Woods Separation Agreement”), Mr. Woods’ employment terminated on July 16, 2025 (the “Woods Separation Date”).

During the one-year period following the Woods Separation Agreement, at the request of the Company’s Chief Executive Officer or the Chief Financial Officer, Mr. Woods is obligated to provide up to 20 hours of assistance to the Company and its management per week with respect to the transition of the chief executive officer role. Mr. Woods is also obligated under the Woods Separation Agreement to continue to cooperate with the Company in its arbitral and other proceedings relating to the Company’s acquisition of MTEX.

Pursuant to the Woods Separation Agreement, (i) Mr. Woods is receiving payment of one-half of his base salary as of the Woods Separation Date (not including bonuses or other incentives) and one-half of his vehicle allowance as of the Woods Separation Date (minus federal state, and local withholdings and any liens), for 52 weeks, in biweekly payments in accordance with the Company’s usual payroll practices, (ii) all outstanding and unvested time-based restricted stock units (including performance-based restricted stock units that had become Earned RSUs within the meaning of those awards) set forth on Schedule A to the Woods Separation Agreement are continuing to vest for a period of 12 months following the Woods Separation Date in accordance with their original vesting schedules, notwithstanding the occurrence of the termination of his employment, (iii) all outstanding stock purchase options set forth on Schedule A to the Woods Separation Agreement remain exercisable through the earlier of (a) the tenth anniversary of the date of grant of such option and (b) July 16, 2026, (iv) if Mr. Woods elects COBRA continuation coverage on a timely basis, the Company will subsidize 100% of the cost of COBRA coverage on all plans selected for Mr. Woods and his wife, as well as any administrative fee, until the earlier to occur of (a) 12 months following the Woods Separation Date or (b) the date Mr. Woods obtains alternate comparable coverage through another employer or provider, (v) if Mr. Woods or his spouse is, or becomes, eligible for Medicare at any time during the COBRA subsidy period, the Company will reimburse him for the portion of his Medicare premiums that he pays during the same COBRA subsidy period, provided that (a) the maximum aggregate Medicare reimbursement, combined with the COBRA subsidy, shall not exceed $2,021.89 per month and (b) such reimbursement shall cease immediately upon Mr. Woods’ receipt of alternate, comparable coverage or upon the expiration of the twelve-month period, whichever occurs first, (vi) payment for accrued and unused paid time off was paid on the next regularly scheduled pay date after the Woods Separation Date, and (vii) reimbursement for business expenses incurred by Mr. Woods prior to June 29, 2025 was paid on the next regularly scheduled pay date after the Woods Separation Date.

Employment Agreements and Severance Benefits – David S. Smith. On June 17, 2024, Mr. Smith announced his decision to retire from his positions as our Vice President, Chief Financial Officer and Treasurer. Pursuant to the terms of a Separation Agreement and General Release we entered into with Mr. Smith on June 25, 2024, and which was amended on August 5, 2024 (as amended, the “Smith Separation Agreement”), Mr. Smith’s employment terminated on July 12, 2024 (the “Smith Separation Date”).

Pursuant to the Smith Separation Agreement, (i) Mr. Smith received payment of his base salary (minus federal state, and local withholdings and any liens), at his weekly rate in effect as of the Smith Separation Date times fifty-two (52) weeks (not including bonuses or other incentives), in weekly payments in accordance with our usual payroll practices, (ii) Mr. Smith received payment of his housing allowance through July 2024, and in addition, he was reimbursed $2,000 by the Company for early termination of his lease, (iii) all of Mr. Smith’s outstanding and unvested time-based restricted stock units have continued to vest in accordance with their original vesting schedules, notwithstanding the occurrence of the termination of his employment, (iv) any options issued under our 2018 Equity Incentive Plan terminated in accordance with the terms of such plan, (v) Mr. Smith elected COBRA continuation coverage, and the Company is subsidizing 100% of the cost of COBRA coverage until the earlier to occur of 18 months following the Separation Date and the date he obtains alternate coverage through another employer or provider, (vi) the Company is paying to Mr. Smith, in respect of his costs of Medicare coverage, $633.20 per month from August 1, 2024 through January 31, 2026, (vii) all outstanding performance-based restricted stock units that had become Earned RSUs (within the meaning of those awards) prior to the Smith Separation Date became fully vested and settled on January 13, 2025, and (viii) payment for any accrued and unused paid time off was paid on the next regularly scheduled pay date after the Smith Separation Date.

Except for the Ittmann Letter Agreement, Executive Letter Agreements, Woods Separation and Smith Separation Agreement, we generally do not provide any severance benefits to our Named Executive Officers other than those provided to all employees. Severance benefits vary based upon salary levels and length of service.

AstroNova, Inc. | 2025 Proxy Statement – 31

HUMAN CAPITAL AND COMPENSATION COMMITTEE REPORT

The Human Capital and Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis included above and based on these reviews and discussions, has recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement.

Human Capital and Compensation Committee:

Richard S. Warzala (Chairman)

Alexis P. Michas

Mitchell I. Quain

32 – AstroNova, Inc. | 2025 Proxy Statement

EXECUTIVE COMPENSATION

The following table provides information regarding the total compensation paid or accrued by the Company to each of its Named Executive Officers.

2025 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(a)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

Gregory A. Woods	2025	472,563	238,505	—	50,682	(c)	761,750
President and CEO(b)	2024	459,251	688,871	98,096	39,888		1,286,106

Michael J. Natalizia	2025	259,938	30,334	—	5,986	(d)	296,258
Chief Technology Officer and Vice President – Technical & Strategic Alliances	2024	250,510	87,684	23,410	5,991		367,595

Thomas W. Carll	2025	225,800	26,833	—	7,672	(e)	260,305
Senior Vice President, General Manager – Aerospace	2024	213,200	74,618	19,924	7,462	(f)	315,204

David S. Smith	2025	187,296	238,886	—	251,424	(g)	677,606
Former Vice President, CFO and Treasurer	2024	316,069	237,058	37,976	57,798		648,901

(a)

The amounts reflect the aggregate grant date fair value of the restricted stock units and performance-based restricted stock units issued to the Named Executive Officers, as calculated under ASC 718, excluding estimated forfeitures. Under ASC 718, the grant date fair value of each time-based restricted stock unit is equal to the closing price of the Company’s common stock on the grant date. The grant date fair value of performance-based restricted stock units is based on the closing price of the Company’s common stock on the grant date and the Company’s estimate, as of the date of grant, of the probable outcome of the performance conditions. The closing price of the Company’s common stock on the grant date for all restricted stock units issued to the Named Executive Offices during fiscal year 2025 was $17.08. For Mr. Smith, this amount also includes $156,885, representing the incremental fair value, calculated in accordance with ASC 718, of certain equity awards, the vesting of which was accelerated in connection with the termination of Mr. Smith’s employment.

(b)	Mr. Woods’ employment terminated on July 16, 2025.

(c)

Represents vehicle allowance of $24,915, premiums on Company-paid life insurance policies for which Mr. Woods or his estate is the beneficiary of $13,692, and an employer match under the Company’s Profit Sharing Plan of $12,075.

(d)	Represents an employer match under the Company’s Profit Sharing Plan of $5,986.

(e)	Represents an employer match under the Company’s Profit Sharing Plan of $7,672.

(f)	Represents an employer match under the Company’s Profit Sharing Plan of $7,462.

(g)

Represents severance payments actually paid during fiscal year 2025 of $176,613, health insurance and Medicare benefits of $12,596 paid in fiscal year 2025, unused vacation payout of $34,475, housing allowance of $12,185, vehicle allowance of $9,000, and an employer match under the Company’s Profit Sharing Plan of $6,555. The amount does not include $126,152 of continuing salary payments or $4,432 in health insurance and Medicare benefits payable in fiscal year 2026, as the obligation to pay those amounts is conditioned upon Mr. Smith’s continuing compliance with the Separation Agreement.

AstroNova, Inc. | 2025 Proxy Statement – 33

Executive Compensation (continued)

2025 Grants of Plan-Based Awards

The following table provides information on all plan-based awards by the Company for the fiscal year ended January 31, 2025 to each Named Executive Officer.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(c)	Grant Date Fair Value of Stock Awards ($)(d)
Name	Grant Date	Threshold ($)(a)(b)	Target ($)(a)	Maximum ($)(a)

Gregory A. Woods	6/10/2024	—	381,600	763,200

	6/10/2024				13,964	238,505

Michael J. Natalizia	6/10/2024	—	91,000	182,000

	6/10/2024				1,776	30,334

Thomas W. Carll	6/10/2024	—	80,500	161,000

	6/10/2024				1,571	26,833

David S. Smith	6/10/2024	—	147,600	295,200

	6/10/2024				4,801	82,001

(a)

Represents awards under the Company’s Senior Executive Short-Term Incentive Plan. See “Compensation Discussion & Analysis – Senior Executive Short-Term Incentive Plan” for additional information regarding the Senior Executive Short-Term Incentive Plan.

(b)	The Company’s Senior Executive Short-Term Incentive Plan does not provide for any threshold payment amount for amounts that may be earned thereunder.

(c)

Consists of a restricted stock unit award issued pursuant to the Company’s 2018 Equity Incentive Plan, which vests in three equal annual installments commencing on the first anniversary of the grant date.

(d)

The grant date fair value of each time-based restricted stock unit is equal to the closing price of the Company’s common stock on the grant date. The grant date fair value of performance-based restricted stock units is based on the closing price of the Company’s common stock on the grant date and the Company’s estimate, as of the date of grant, of the probable outcome of the performance conditions.

34 – AstroNova, Inc. | 2025 Proxy Statement

Executive Compensation (continued)

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table provides information on all outstanding equity awards held by each of the Named Executive Officers as of January 31, 2025.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Gregory A. Woods	50,000	—	13.95	3/16/2025	(a)

	50,000	—	15.01	3/14/2026	(a)

	50,000	—	12.85	3/13/2027	(a)

	45,500	—	18.25	6/4/2028	(b)

						31,381	(d)	364,020

						11,872	(e)	137,715

									30,905	(f)	358,498

									36,799	(g)	426,868

Michael J. Natalizia	17,500	—	18.25	6/4/2028	(b)

						3,993	(h)	46,319

						1,496	(e)	17,354

									3,934	(f)	45,634

									4,684	(g)	54,334

Thomas W. Carll	17,500	—	18.25	6/4/2028	(b)

						3,457	(i)	40,101

						1,272	(e)	14,755

									3,348	(f)	38,837

									3,986	(g)	46,238

David S. Smith	50,000	—	13.80	7/12/2025	(c)

	14,000	—	18.25	7/12/2025	(c)

						10,795	(j)	125,222

									—		—

(a)	Options vest in four equal annual installments commencing on the first anniversary of the option grant date (which is ten years prior to the expiration date).

(b)	Options vest in three equal annual installments commencing on the first anniversary of the option grant date (which is ten years prior to the expiration date).

(c)	Options terminate one (1) year after the date of termination of service resulting from retirement from active employment at or after age 65.

(d)

Consists of (i) 6,133 restricted stock units that vested on March 21, 2025; (ii) 5,151 restricted stock units that vested on April 18, 2025; (iii) 6,133 restricted stock units that vest on March 21, 2026; and (iv) 13,964 restricted stock units that vest in equal installments on June 10, 2025, 2026 and 2027.

AstroNova, Inc. | 2025 Proxy Statement – 35

Executive Compensation (continued)

(e)

Consists of performance-based restricted stock units granted in fiscal year 2022 and held by the Named Executive Officers, which may be earned based upon the achievement by the Company of a performance goal relating to the Company’s fiscal year 2022, 2023 and 2024 revenue. Restricted stock units of 7,934, 1,001, and 852 were earned by Messrs. Woods, Natalizia and Carll, respectively, based upon the Company’s fiscal year 2023 revenue. These restricted stock units vest on April 7, 2025. Additional restricted stock units of 3,938, 495, and 420 were earned by Messrs. Woods, Natalizia and Carll, respectively, based upon the Company’s fiscal year 2024 revenue. These restricted stock units vest in equal installments on April 17, 2025 and April 17, 2026.

(f)

Consists of performance-based restricted stock units granted in fiscal year 2023 and held by the Named Executive Officers, which may be earned based upon the achievement by the Company of a performance goal relating to the Company’s fiscal year 2023, 2024 and 2025 revenue. Restricted stock units of 1,328, 169 and 143 were earned on April 7, 2025 by Messrs. Woods, Natalizia and Carll, respectively, based upon the Company’s fiscal year 2025 revenue. These restricted stock units vest in equal installments on April 7, 2025, April 7, 2026 and April 7, 2027.

(g)

Consists of performance-based restricted stock units granted in fiscal year 2024 and held by the Named Executive Officers, which may be earned based upon the achievement by the Company of a performance goal relating to the Company’s fiscal year 2024, 2025 and 2026 revenue. No restricted stock units were earned by the Named Executive Officers based upon the Company’s fiscal year 2025 revenue.

(h)

Consists of (i) 781 restricted stock units that vested on March 21, 2025; (ii) 656 restricted stock units that vested on April 18, 2025; (iii) 780 restricted stock units that vest on March 21, 2026; and (iv) 1,776 restricted stock units that vest in equal installments on June 10, 2025, June 10, 2026 and June 10, 2027.

(i)

Consists of (i) 664 restricted stock units that vested on March 21, 2025; (ii) 558 restricted stock units that vested on April 18, 2025; (iii) 664 restricted stock units that vest on March 21, 2026; and (iv) 1,571 restricted stock units that vest in equal installments on June 10, 2025, June 10, 2026 and June 10, 2027.

(j)

Consists of (i) 2,111 restricted stock units that vested on March 21, 2025; (ii) 1,773 restricted stock units that vested on April 18, 2025; (iii) 2,110 restricted stock units that vest on March 21, 2026; and (iv) 4,801 restricted stock units that vest in equal installments on June 10, 2025, June 10, 2026 and June 10, 2027.

Risk Related to Compensation Policies

The Company’s compensation policies and practices for its employees, including its executive compensation program described in Compensation Discussion and Analysis, aim to provide a risk-balanced compensation package which is competitive in our market sectors and relevant to the individual executive. The Company expects to continue to award certain executives and employees, upon satisfaction of applicable performance conditions and subject to future approval and grant by the Human Capital and Compensation Committee, equity and cash-based awards. Because the Company’s equity incentive programs include substantial vesting features, the Company believes that the structure of its compensation plans discourages short-term risk taking and aligns the interest of its executives and managers with those of its shareholders. The Company does not believe that risks arising from these practices, or its compensation policies and practices considered as a whole, are reasonably likely to have a material adverse effect on the Company.

36 – AstroNova, Inc. | 2025 Proxy Statement

PAY VERSUS PERFORMANCE
The following table provides a comparison between two measures of compensation for our Named Executive Officers and certain me as
ures of performance. The two compensation measures are the Named Executive Officers’ “total compensation,” as presented in the Summary Compensation Table, and their “compensation actually paid,” a measure of compensation required by SEC rules. These measures are presented for the relevant years on an individual basis for our Chief Executive Officer, and as an average for the group of our other Named Executive Officers.
While both “total compensation” and “compensation actually paid” measure compensation for the same fiscal year, the two measures are calculated differently. Compensation actually paid is based on total compensation but substitutes different amounts for equity compensation. Compensation actually paid removes from total compensation the grant-date fair value of equity awards granted during the relevant year and replaces it with the net aggregate change in the fair value of equity awards during the relevant year. This net aggregate change in fair value represents the sum of:

●	the year-end fair value of new awards granted during the year that are outstanding and unvested as of the end of the year;

●	the change in the fair value (positive or negative) of unvested awards outstanding during the entire year, measured from the beginning of the year to the end of the year;

●	the vesting-date fair value of new awards that are granted and also vest in the year;

●
the change in the fair value (positive or negative) of unvested awards that are held at the beginning of the year and that also vest during the year, measured from the beginning of the year to the vesting date;

●
the loss in fair value of unvested awards outstanding at the beginning of the year that fail to meet applicable vesting conditions during
the year, measured as the loss of the fair value of those awards at the beginning of the year; and

●	the dollar value of any dividends or other earnings paid on awards during the year prior to any vesting date that are not otherwise reflected in total compensation for the year.
The net change in aggregate fair value must also reflect any increase in the fair value of any equity awards that were repriced or otherwise materially modified during the year. No equity awards were repriced or otherwise materially modified during any of the years presented.

Fiscal Year	Summary Compensation Table Total for Mr. Woods	Compensation Actually Paid to Mr. Woods		Average Summary Compensation Table Total for non-PEO NEOs(a)	Average Compensation Actually Paid to non-PEO NEOs(a)		Value of Initial Fixed $100 Investment Based On Total Shareholder Return(b)	Net Income (in thousands)

2025	$761,750	$(245,256	) (c)	$411,390	$113,481	(c)	$84	$(14,489)

2024	$1,286,106	$1,849,025	(d)	$508,248	$640,408	(d)	$128	$4,694

2023	$1,079,908	$1,105,510	(e)	$450,634	$456,934	(e)	$96	$2,661

(a)
The
Non-Principal
Executive Officer Named Executive Officers
(“Non-PEO
NEOs”) for whom the Summary Compensation Table total average compensation is presented are: for 2025, Messrs. Smith, Natalizia and Carll, and for 2024 and 2023, Messrs. Smith and Natalizia.

(b)
Represents the cumulative total shareholder return (on a dividends-reinvested basis) on our common stock from January 31, 2022, the last trading day before the earliest year presented in the table, to the last trading day of the relevant year, calculated on the basis of an investment of $100 in our common stock on
January
31, 2022.

AstroNova, Inc.
|
2025 Proxy Statement
 – 37

Pay Versus Performance
(continued)

(c)
Represents compensation actually paid for fiscal year 2025 to Mr. Woods and the average compensation actually paid for fiscal year 2025 to Messrs. Natalizia, Carll and Smith, our other Named Executive Officers for fiscal year 2025. The following table provides the adjustments to total compensation that were made in order to calculate compensation actually paid (excluding the grant-date fair value of equity awards granted in 2025, which is presented separately in the Summary Compensation Table):

Change in Fair Value	Mr. Woods	Average for non-PEO NEOs

New Grants Unvested at Year-End	161,982	31,506

Prior Years Awards Unvested at Year-End	(406,518)	(43,912)

New Grants that Vested in Fiscal Year 2025	—	—

Prior Years Awards that Vested in Fiscal Year 2025	(2,523)	(8,943)

Prior Years Awards that Failed to Vest in Fiscal Year 2025	(521,443)	(177,875)

Dividends or Earnings on Awards Before Vesting	—	—
The fair value of time-based restricted stock units is equal to the closing price of the Company’s common stock on the measurement date. The fair value of performance-based restricted stock units is based on the closing price of the Company’s common stock on the measurement date and the Company’s estimate, as of the measurement date, of the probable outcome of the performance conditions.

(d)
Represents compensation actually paid for fiscal year 2024 to Mr. Woods, and the average compensation actually paid for fiscal year 2024 to Messrs. Smith and Natalizia, our other Named Executive Officers for fiscal year 2024. The fair value of time-based restricted stock units is equal to the closing price of the Company’s common stock on the measurement date. The fair value of performance-based restricted stock units is based on the closing price of the Company’s common stock on the measurement date and the Company’s estimate, as of the measurement date, of the probable outcome of the performance conditions.

(e)
Represents compensation actually paid for fiscal year 2023 to Mr. Woods, and the average compensation actually paid for fiscal year 2023 to Messrs. Smith and Natalizia, our other Named Executive Officers for fiscal year 2023. The fair value of time-based restricted stock units is equal to the closing price of the Company’s common stock on the measurement date. The fair value of performance-based restricted stock units is based on the closing price of the Company’s common stock on the measurement date and the Company’s estimate, as of the measurement date, of the probable outcome of the performance conditions.

RELATIONSHIP BETWEEN PAY AND PERFORMANCE
The following table shows, for the periods presented, the relationship between, on the one hand, the compensation actually paid to Mr. Woods and the average compensation actually paid to our other Named Executive Officers and, on the other hand, each of:

●	Our cumulative total shareholder return since January 31, 2022, the last trading day before fiscal year 2023; and

●	Our net income over the last three years.

Metric	Fiscal Year 2023	Fiscal Year 2024	Fiscal Year 2025	Change from Fiscal Year 2023 to Fiscal Year 2024 (%)	Change from Fiscal Year 2024 to Fiscal Year 2025 (%)

Compensation actually paid to Mr. Woods	$1,105,510	$1,849,025	$(245,256)	67.3%	(113.3)%

Average Compensation Actually Paid to Non-PEO NEOs	$456,934	$640,408	$113,481	40.2%	(82.3)%

Total Shareholder Return since January 31, 2022	(4)%	28%	(16)%	800.0%	(157.1)%

Net income ($ in thousands)	$2,661	$4,694	$(14,489)	76.4%	(408.7)%

38 –
AstroNova, Inc.
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2025 Proxy Statement

Pay Versus Performance
(continued)

EQUITY INCENTIVE AWARDS-MECHANICS AND TIMING OF STOCK OPTION AND OTHER EQUITY AWARD GRANTS
We do not currently grant stock options to our NEOs, and although we do not have a formal policy regarding the timing of awards of stock options, stock appreciation rights and/or similar option-like instruments grants to our Named Executive Officers, we do not grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information about the company based on equity award grant dates.

AstroNova, Inc.
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2025 Proxy Statement
 – 39

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about the Company’s equity compensation plans as of January 31, 2025:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity Compensation Plans Approved by Shareholders	675,476	(1)	$15.52	(2)	667,584	(3)

Equity Compensation Plans Not Approved by Shareholders	—		—		—

Total	675,476	(1)	$15.52	(2)	667,584	(3)

(1)

Includes 178,599 shares issuable upon exercise of outstanding options granted under the Company’s 2007 Equity Incentive Plan; 112,600 shares issuable upon exercise of outstanding options granted under the Company’s 2015 Equity Incentive Plan; and 130,500 shares issuable upon exercise of outstanding options granted and 253,777 restricted stock units outstanding under the Company’s 2018 Equity Incentive Plan. Refer to Note 15, “Share-Based Compensation,” to the Company’s audited financial statements for the fiscal year ended January 31, 2025 included in the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2025 for further discussion.

(2)	Does not include restricted stock units.

(3)

Represents 655,076 shares available for grant under the Company’s 2018 Equity Incentive Plan and 12,508 shares available for issuance under the Company’s Employee Stock Purchase Plan. During the first quarter of fiscal year 2026, the Board terminated the Company’s Employee Stock Purchase Plan.

40 – AstroNova, Inc. | 2025 Proxy Statement

PROPOSAL NO. 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by the Section 14A(a)(1) of the Exchange Act, the Board is providing shareholders with the opportunity to cast an advisory vote on the Company’s executive compensation at the Annual Meeting through the following resolution:

“RESOLVED, that the shareholders approve the Company’s executive compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in the Company’s Proxy Statement.”

The Board believes that the Company’s compensation policies and procedures, which are described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement and in the tables and narrative in the “Executive Compensation” section, are strongly aligned with the long-term interests of shareholders. These policies and procedures balance short-term and longer-term compensation opportunities to assure that the Company meets short-term objectives while continuing to produce value for our shareholders over the long term.

Approval of this proposal requires the affirmative vote of a majority of the shares of common stock entitled to vote and present in person or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of the vote. This vote will not be binding on or overrule any decisions by the Board or any committee thereof, will not create or imply any additional fiduciary duty on the part of the Board, and will not restrict or limit the ability of the Company’s shareholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Human Capital and Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, AND THE TABULAR DISCLOSURE REGARDING NAMED EXECUTIVE OFFICER COMPENSATION (TOGETHER WITH ACCOMPANYING NARRATIVE DISCLOSURE) IN THIS PROXY STATEMENT.

AstroNova, Inc. | 2025 Proxy Statement – 41

PROPOSAL NO. 3 ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION VOTES

As required by the Section 14A(a)(2) of the Exchange Act, we are providing shareholders the opportunity to advise on how frequently we should include in our Proxy Statement a vote on our executive compensation similar to Proposal No. 2 of this Proxy Statement. We are required to hold this advisory vote on the frequency of the advisory vote on executive compensation at least once every six years. The Board will consider carefully the results of shareholder voting upon the frequency of inclusion of our proposal regarding approval of our executive compensation, but the final vote is advisory in nature and not binding upon the Board. By voting on this proposal, shareholders may indicate whether they prefer an advisory vote on named executive compensation once every one, two, or three years. We ask that you support a frequency period of every year for future non-binding shareholder votes on executive compensation.

The Board believes that an annual advisory vote on executive compensation will allow our shareholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year.

The voting frequency option that receives the greatest number of votes cast by the shares of our common stock entitled to vote and present in person or represented by proxy at the Annual Meeting will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option selected by our shareholders.

THE BOARD RECOMMENDS A VOTE FOR “1-YEAR” ON THE FREQUENCY OF OUR SUBMISSION OF A VOTE OF SHAREHOLDERS FOR APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

42 – AstroNova, Inc. | 2025 Proxy Statement

PROPOSAL NO. 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company’s independent auditors. The Audit Committee has appointed Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026. Although action by the Company’s shareholders on this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification in light of the critical role played by the independent auditors in evaluating the integrity of Company financial controls and reporting and requests that shareholders ratify such appointment.

Approval of this proposal requires the affirmative vote of a majority of the shares of common stock entitled to vote and present in person or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of the vote.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF WOLF & COMPANY, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2026.

Independent Accountants’ Fees, Services and Other Matters

The Company expects a representative of Wolf & Company, P.C. will participate in the Annual Meeting via remote communication with the opportunity to make a statement, if he or she so desires, and that such representative will be available to respond to appropriate questions.

Aggregate fees for professional services rendered for the Company by Wolf & Company, P.C. for the fiscal years ended January 31, 2025 and 2024 are set forth below.

	2025	2024

Audit Fees	$458,000	$392,000

Audit-Related Fees	$—	$—

Tax Fees	$—	$—

All Other Fees	$—	$—

Audit Fees for the fiscal years ended January 31, 2025 and 2024 were for professional services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting, quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents and other assistance required to complete the year end audit of the consolidated financial statements. Audit fees for the fiscal year ended January 31, 2024 also includes fees for professional services related to the review of the Company’s registration statement on Form S-8.

Policy on Audit Committee Pre-Approval. The Audit Committee pre-approves all audit and non-audit services provided by the independent accountants prior to the engagement of the independent accountants with respect to such services. None of the services described above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(C)(7)(i)(c) under Regulation S-X.

AstroNova, Inc. | 2025 Proxy Statement – 43

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the NASDAQ listing standards and SEC rules. The Audit Committee operates under a written charter approved by the Board.

Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee’s responsibilities focus on two primary areas: (1) the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements; and (2) the independence and performance of the Company’s independent accountants. The Audit Committee has sole authority to select, evaluate and when appropriate, replace the Company’s independent auditors.

The Audit Committee has met with management and the Company’s independent accountants, Wolf & Company, P.C., to review and discuss the January 31, 2025 financial statements. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee also discussed with Wolf & Company, P.C. the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee also received from Wolf & Company, P.C. the written disclosures and the letter from Wolf & Company, P.C. pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding Wolf & Company, P.C.’s communications with the Audit Committee concerning independence, and has discussed with Wolf & Company, P.C. its independence from the Company.

The Audit Committee received the information concerning the fees of Wolf & Company, P.C. for the year ended January 31, 2025 set forth above under “Independent Accountant Fees and Services.” When applicable, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the independence of the independent accountants. Wolf & Company, P.C. did not provide any non-audit services during the fiscal year ended January 31, 2025.

Based upon the review and discussions referred to above, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended January 31, 2025, to be filed with the SEC.

Audit Committee: Mitchell I. Quain (Chairman) Alexis P. Michas Yvonne E. Schlaeppi

44 – AstroNova, Inc. | 2025 Proxy Statement

RELATED PARTY TRANSACTIONS

Potential conflicts of interest and related party transactions are referred by the Board to the Audit Committee for review and approval. In reviewing and evaluating potential conflicts of interest and related party transactions, the Audit Committee uses applicable NASDAQ listing standards and SEC rules as a guide.

No officer, director or nominee for director of the Company or any associate of any of the foregoing had during the period beginning on February 1, 2024 through the date of this proxy statement any material interest, direct or indirect, in any material transaction or any material proposed transaction in which the amount exceeds $120,000 and to which the Company was or is to be a party.

None of our non-employee directors have any substantial interest in any matter to be acted upon except with respect to the directors so nominated (Proposal 1). None of our executive officers, other than Mr. Ittmann, have any substantial interest in any matter to be acted upon other than with respect to approval of the compensation paid to our Named Executive Officers (Proposal 2). Mr. Ittmann does not have a substantial interest in any matter to be acted upon except with respect to Proposals 1 and 2.

FINANCIAL REPORTS

A copy of the annual report of the Company for the fiscal year ended January 31, 2025, including the Company’s annual report to the SEC on Form 10-K, accompanies this proxy statement. Such report is not part of this proxy statement.

PROPOSALS FOR 2026 ANNUAL MEETING

The 2026 annual meeting of the shareholders of the Company is scheduled to be held on May 19, 2026, the third Tuesday in May. If a shareholder intending to present a proposal at that meeting wishes to have such proposal included in the Company’s proxy statement and form of proxy relating to the meeting pursuant to Rule 14a-8, the shareholder must submit the proposal to the Company no later than January 19, 2026. Shareholder proposals not requested to be included in the proxy statement pursuant to Rule 14a-8 and director nominations that are to be considered at the 2026 annual meeting must be submitted no earlier than December 20, 2025 and no later than March 20, 2026. To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must ordinarily provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting date. Because the date of the 2026 annual meeting will be more than 30 days before December 2, 2026, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide such notice by the later of 60 days prior to the meeting or the 10th day after the Company first publicly announces the date of the meeting. The deadline under Rule 14a-19(b) is a minimum notice requirement that does not override or supersede the earlier deadline in our By-laws. A shareholder intending to solicit proxies in support of director nominees other than our nominees must satisfy the requirements of both our By-laws and Rule 14a-19, which imposes conditions beyond those in our By-laws. Rule 14a-19(b) requires that the shareholder’s notice to us must include the names of all nominees for whom the shareholder intends to solicit proxies and must include a statement that the shareholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than our nominees.

OTHER MATTERS

No business other than that set forth in the attached Notice of Meeting is expected to come before the Annual Meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in what they consider the best interests of the Company.

You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. You may revoke your proxy at any time before it is voted.

AstroNova, Inc. | 2025 Proxy Statement – 45

AstroNova, Inc. PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone. Vote Your Proxy on the Internet: Go to www.AALvote.com/ALOT Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Proxy by Phone: Call 1-866-804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. As a stockholder of AstroNova, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 PM, Eastern Time, on December 1, 2025. CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ASTRONOVA, INC. ANNUAL MEETING OF STOCKHOLDERS DECEMBER 2, 2025 at 9:00 AM EASTERN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ASTRONOVA, INC. The undersigned, having received notice of the meeting and the proxy statement, hereby appoints Jorik Ittmann, Shawn Kravetz, Alexis P. Michas, Darius G. Nevin, Mitchell I. Quain, Yvonne E. Schlaeppi, and Richard S. Warzala, and each of them, as proxies for the undersigned, with full power of substitution to act and to vote all the shares of Common Stock of AstroNova, Inc. held of record by the undersigned on October 13, 2025, the record date, at the annual meeting of shareholders to be held virtually on December 2, 2025. In order to attend the meeting, you must register at https://web.viewproxy.com/ALOT/2025 by 11:59 p.m. EDT on December 1, 2025. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the sections titled “Attending the Annual Meeting” and “How to Vote.” This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Signature Date Title Signature (Joint Owners) NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person. CONTROL NUMBER Address change: (If you noted any Address Changes above, please mark box.)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 2, 2025: The Proxy Statement and Annual report are available at: https://web.viewproxy.com/ALOT/2025 PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE: “FOR” EACH OF THE NOMINEES SET FORTH BELOW IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 4. THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR. Please mark your votes like this Proposal 1. The election of seven directors to serve until the next annual meeting of shareholders until their successors are elected and have qualified. NOMINEES FOR WITHHOLD 01 Jorik Ittmann 02 Shawn Kravetz 03 Alexis P. Michas 04 Darius G. Nevin 05 Mitchell I. Quain 06 Yvonne E. Schlaeppi 07 Richard S. Warzala Proposal 2. The approval, on an advisory, non-binding basis, of the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables, and accompanying narrative disclosures); FOR AGAINST ABSTAIN Proposal 3. Whether shareholders would prefer that the Company conduct future advisory votes on the compensation of its Named Executive Officers every one, two or three years; 1-YEAR 2-YEARS 3-YEARS ABSTAIN Proposal 4. The ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026; FOR AGAINST ABSTAIN Such other business as may properly come before the meeting.